EXHIBIT 10.3

CONFIDENTIAL TREATMENT

EPIX Medical, Inc. has requested that the marked portions of this document be accorded confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Final Version

LOAN AGREEMENT

By and Between

EPIX MEDICAL, INC.

AND

SCHERING AKTIENGESELLSCHAFT

dated as of May 26, 2003

TABLE OF CONTENTS

1.	DEFINITIONS

1.1	DEFINED TERMS
1.2	OTHER DEFINITIONAL PROVISIONS

2.	THE LOANS; PAYMENT OF PRINCIPAL AND INTEREST; RELATED MATTERS

2.1	MAXIMUM PRINCIPAL AMOUNT OF LOANS; OTHER PROVISIONS RE: THE LOANS
2.2	PROCEDURES FOR DISBURSEMENTS OF FUNDS
2.3	INTEREST CALCULATIONS
2.4	PAYMENT OF PRINCIPAL AND INTEREST
2.5	OTHER PROVISIONS
2.6	PAYMENTS BY EPIX
2.7	TERMINATION

3.	CONDITIONS PRECEDENT

3.1	CONDITIONS PRECEDENT TO THE INITIAL LOAN
3.2	CONDITIONS PRECEDENT TO ALL LOANS

4.	REPRESENTATIONS AND WARRANTIES

4.1	ORGANIZATION AND QUALIFICATION
4.2	DUE AUTHORIZATION
4.3	NO DEFAULT; COMPLIANCE WITH LAWS
4.4	NO REQUIRED GOVERNMENTAL AUTHORIZATIONS
4.5	COMMISSION FILINGS; NASDAQ LISTING
4.6	INTELLECTUAL PROPERTY
4.7	NO MATERIAL ADVERSE EFFECT
4.8	PERFECTED FIRST PRIORITY LIENS
4.9	TITLE; ABSENCE OF LIENS
4.10	COMPLIANCE WITH LAWS
4.11	NO PROCEEDINGS
4.12	DELIVERY OF DOCUMENTS
4.13	NO VIOLATIONS; TAXES AND ASSESSMENTS
4.14	ENVIRONMENTAL MATTERS
4.15	OTHER REPRESENTATIONS
4.16	REPRESENTATIONS AND WARRANTIES APPLICABLE TO SUBSIDIARIES
4.17	REAFFIRMATION

5.	AFFIRMATIVE COVENANTS

5.1	MAINTENANCE
5.2	CONDITION OF COLLATERAL; NO LIENS; MAINTENANCE OF CERTAIN COLLATERAL
5.3	COMPLIANCE WITH LAWS
5.4	AFFIRMATIVE FINANCIAL COVENANTS
5.5	NASDAQ LISTING

5.6	NOTICE OF ADVERSE EVENTS
5.7	FINANCIAL STATEMENTS AND OTHER INFORMATION
5.8	OTHER PROVISIONS

6.	NEGATIVE COVENANTS

6.1	AMENDMENTS OF DOCUMENTS
6.2	CONSOLIDATION, MERGER, OR ACQUISITIONS; LIQUIDATION
6.3	OTHER LIENS
6.4	DISPOSITION OF ASSETS OR COLLATERAL
6.5	OTHER LIABILITIES
6.6	LOANS OR INVESTMENTS
6.7	GUARANTIES; CONTINGENT LIABILITIES
6.8	DIVIDENDS AND OTHER DISTRIBUTIONS
6.9	TRANSACTIONS WITH AFFILIATES
6.10	OTHER COVENANTS
6.11	SUBSIDIARIES

7.	EVENTS OF DEFAULT

7.1	FAILURE TO PAY
7.2	FAILURE TO PERFORM OR OBSERVE COVENANTS
7.3	SECURITY
7.4	TRANSACTION DOCUMENTS
7.5	FALSE REPRESENTATION OR WARRANTY
7.6	TERMINATION OF THE RESEARCH AGREEMENT
7.7	DEFAULT ON OTHER DEBT
7.8	CESSATION OF BUSINESS
7.9	NON-APPROVABLE LETTER FOR MS-325
7.10	INABILITY TO PAY DEBTS; BANKRUPTCY OR INSOLVENCY
7.11	CERTAIN JUDGMENTS
7.12	CHANGE OF CONTROL

8.	REMEDIES

8.1	RIGHTS UNDER TRANSACTION DOCUMENTS
8.2	RIGHTS IN GENERAL
8.3	SETOFF RIGHTS
8.4	ADDITIONAL RIGHTS TO TERMINATE THIS AGREEMENT
8.5	CUMULATIVE REMEDIES; NO WAIVER BY SCHERING
8.6	WAIVERS AND CONSENTS RELATING TO REMEDIES
8.7	POWERS OF ATTORNEY

9.	COSTS, EXPENSES AND TAXES; INDEMNIFICATION; LIMITATIONS ON SCHERING’S LIABILITY

9.1	COSTS AND EXPENSES
9.2	INDEMNIFICATION BY EPIX
9.3	LIMITATIONS ON SCHERING’S LIABILITY

10.	OTHER PROVISIONS

10.1	ENTIRE AGREEMENT; AMENDMENTS; SCHERING’S CONSENT
10.2	SPECIFIC PERFORMANCE
10.3	NOTICES
10.4	NO THIRD PARTY BENEFICIARIES
10.5	JOINT EFFORTS
10.6	GOVERNING LAW
10.7	OTHER PROVISIONS
10.8	NO AGENCY RELATIONSHIP
10.9	FURTHER ACKNOWLEDGMENTS AND AGREEMENTS OF EPIX AND SCHERING

EXHIBITS

Exhibit A	Research Agreement
Exhibit B	Note
Exhibit C	Security Agreement
Exhibit D	Epix Investment Policy and Guidelines

SCHEDULES

Schedule	4.5	Material Contingent Liabilities
Schedule	A	Loans

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of May 26, 2003 between Epix Medical, Inc. (“Epix”) and Schering Aktiengesellschaft, Berlin, Germany (“Schering”).

WITNESSETH:

WHEREAS, Schering has agreed, subject to the terms and conditions contained in this Agreement, to provide certain loans to Epix in the maximum principal amount of Fifteen Million Dollars ($15,000,000).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto (the “Parties”) hereby agree as follows:

1.               Definitions

1.1            Defined Terms.  As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Advance” means the making of any Loan by or on behalf of Schering hereunder.

“Affiliate” means any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of the stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

“Agreement” means this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time  in writing by the Parties.

“Collateral” or “Secured Assets” means all of the assets in which Epix has granted or does grant Schering a Lien pursuant to the Security Agreement and/or any other Loan Document.

“Default Rate” means a rate of interest equal to [*****] percent [*****] per annum in excess of the interest rate or interest rates otherwise applicable at any time to any Loan.

“Document” means any contract, other agreement, instrument, undertaking, other paper or writing or other document of any kind or nature whatsoever.

“Equity Interests” means any stock or other equity interest of any kind or nature whatsoever.

“Exhibit” means all Exhibits attached hereto and made a part hereof as if fully set forth herein.

“GAAP” means United States generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

“Governmental Authority” means any United States or foreign federal, national, state or local governmental authority, agency, department or instrumentality or other regulatory body of any kind or nature whatsoever, including any (i) court and (ii) that has jurisdiction in whole or in part relating to the Products, including the right to issue, condition, otherwise modify, withdraw or otherwise affect any Governmental Authorization.

“Governmental Authorization” means any permit, authorization, license or other approval of any kind or nature whatsoever issued or issuable by any Governmental Authority.

“including” means “including, without limitation”, “includes” means “includes, without limitation”, and “include” means “include, without limitation”.

“Intellectual Property” means any rights of any kind or nature in or to any patents, trademarks, service marks, copyrights, trade secrets, processes, other proprietary rights, other inventions, other know-how of any kind or nature whatsoever and other intellectual property rights of any kind or nature whatsoever (including as to each of the foregoing any rights obtained as a licensee or sublicensee), including any applications to or for any of the foregoing.

“Interest Rate” means, with respect to each Loan, the lesser of (a) a fluctuating interest rate per annum equal to [*****] percent ([*****]) above the Prime Rate with changes in such fluctuating rate to take effect with each change in the Prime Rate provided that following the occurrence of an Event of Default, the interest rate applicable to each Loan shall be immediately increased to the Default Rate and (b) the highest rate of interest permitted from time to time by applicable law.

“Liabilities” means any liabilities, contractual obligations, common law obligations, obligations arising under Law or any other obligations of any kind or nature whatsoever, as determined in accordance with GAAP.

“Lien” means any mortgage, security interest, assignment, pledge, hypothecation, lien, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, right, other preferential arrangement or other encumbrance of any kind or nature whatsoever.

“Loan” or “Loans” means any loan made by or on behalf of Schering to Epix relating to this Agreement.

“Loan Documents” means (i) this Agreement, (ii) the Security Agreement, (iii) the Note and (iv) any Compliance Certificates and/or Supplemental Certificates and the initial certificate referred to in Section 3.1(h) hereof.

“Material Adverse Effect” means (i) any material adverse change in Epix’ business, operations, properties or other assets, results of operations or condition (financial or otherwise), (ii) any other material adverse change in, or other material adverse event, occurrence or other circumstance affecting, the Secured Assets or Schering’s interest therein or the right or ability of Epix to manufacture or sell the Products, or (iii) without limiting the generality of clause (i) or clause (ii) the occurrence of any Order issued enjoining or otherwise prohibiting in any material respect the manufacture or sale of any material Product or the consummation of any other material transactions contemplated by the Research Agreement.

“MRI” means magnetic resonance imaging.

“Note” means that certain Promissory Note of even date herewith, a copy of which is attached hereto as Exhibit B, as amended, supplemented, restated or otherwise modified from time to time.

“Obligations” means (i) all of the principal of and all of the interest on the Loans and (ii) all other monetary and non-monetary obligations of Epix to Schering under the terms of this Agreement and each other Loan Document.

“Order” means any injunction, writ, restraining order or other similar order of any kind or nature of or by any Governmental Authority.

“Organizational Documents” means the Documents related to the creation, organization and internal regulation of any Person, including the certificate of incorporation or articles of incorporation, as applicable, and by-laws, of any Person, each as amended and/or restated.

“Person” means an individual, limited liability company, corporation, partnership, business or other trust, unincorporated association, joint venture, Governmental Authority or other entity of any kind or nature whatsoever.

“Prime Rate” means the prime rate as quoted by Bank of America on Reuters screen <USPRIME1> or, if none, by another nationally recognized source reasonably selected by Schering and reasonably acceptable to Epix.

“Proceeding” means any claim, demand, proceeding, investigation or other action.

“Products” means products using MRI technology that the Parties desire to sell.

“related to” means “arising out of, in connection with or otherwise related to”, “relates to” means “arises out of, is in connection with or otherwise relates to” and “relate to” has a substantially similar meaning.

“Research Agreement” means the Collaborative Research Agreement in the form of Exhibit A, as amended, supplemented, restated or otherwise modified from time to time, providing for, among other things, a joint collaboration by Epix and Schering with respect to the development and commercialization of new technology and products for use in magnetic resonance imaging.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means the Security Agreement in the form of Exhibit C, as amended, supplemented, restated or otherwise modified from time to time, providing for, among other things, a grant by Epix to Schering of a first priority Lien in the Secured Assets.

“Subsidiary” means any Person in which Epix directly or indirectly owns fifty percent (50%) or more of (i) the Equity Interests generally entitled to vote on matters and/or (ii) the Equity Interests.

“Transaction Documents” means this Agreement, the Research Agreement and all of the other Loan Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2            Other Definitional Provisions.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.  Amendments and modifications each include extensions, consolidations, renewals or replacements.  In addition, the following terms are defined herein.

Section	Defined Terms
¶1	Agreement
§2.2(c)	Business Day
§7.12	Change of Control
§4.5	Commission Reports
§3.2(b)	Compliance Certificate
§4.6	Environmental Laws
¶1	Epix
§7	Event of Default
§4.5	Exchange Act
§2.2(b)	FDA
§3.1	Initial Loan
§4.3	Law

§2.1	Maximum Principal Amount of Loans
§2.2(b)	NDA
¶1	Parties

Section	Defined Terms
§4.17	Requested Loan
¶1	Schering
§2.2(b)	Strategic Collaboration Agreement
§3.2(a)	Supplemental Certificate
§7.10	Undismissed

2.               The Loans; Payment of Principal and Interest; Related Matters.

2.1                                 Maximum Principal Amount of Loans; Other Provisions Re: the Loans.  Subject to all of the terms and conditions of this Agreement, including the conditions precedent hereto, (a) Schering agrees to lend to Epix up to Fifteen Million Dollars ($15,000,000) (the “Maximum Principal Amount of Loans”) and (b) the Loans shall be made by Schering to Epix at the times provided for in this Article II.  The Loans shall be payable in accordance with the terms of this Agreement and the Note.  Anything to the contrary notwithstanding in this Agreement, the Parties agree that  (a) to the extent any Loan is repaid, such amount may be borrowed again and (b) Schering shall have no obligation to provide any Loans on or after the earliest of any of the following occur: (A) an Event of Default occurs and/or (B) the Research Agreement is terminated for any reason, other than as the result of a breach by Schering pursuant to Section 8.2 of the Research Agreement or an early termination for convenience by Schering pursuant to Section 8.2.3 of the Research Agreement.  Schering shall not be obligated to make Loans to or on behalf of Epix in amounts which, when aggregated, exceed the Maximum Principal Amount of Loans.

2.2                                 Procedures for Disbursements of Funds.  Subject to the other provisions of this Agreement:

(a)                                  On or following the date hereof, Epix may, from time to time, submit to Schering a written request for a Loan in a principal amount not less than $[*****] provided that the principal amount outstanding under this Agreement shall not exceed $7.5 million, except as specified in Section 2.2(b) below.

(b)                                 Upon or following the one (1) year anniversary of the date hereof, Epix may, from time to time, submit to Schering a written request for a Loan in a principal amount not less than $[*****] such that the principal amount outstanding under this Agreement shall not exceed $15 million; provided, however, that Schering shall have no obligation to make any Loan(s) in excess of the initial $7.5 million and Epix agrees not to request any such Loan(s) if (i) Epix has received a “non-fileable” letter relating to its submission of a new drug application (“NDA”) for Compound MS-325 (as defined in the Strategic Collaboration Agreement by and between Epix and Schering, dated as of June 9, 2000, as thereafter amended from time to time (the “Strategic Collaboration Agreement”)) from the U.S. Food and Drug Administration (“FDA”) on or before March 1, 2004, and (ii) Epix has not, at the time of requesting such Loan, received a “fileable” letter with respect to such NDA.

(c)                                  Epix shall be limited to submitting requests for Loans pursuant to Section 2.2(a) and (b) and to making repayments of Loans pursuant to Section 2.4 hereof an aggregate number of [*****] times per annum.  Schering shall, subject to the other provisions of this Agreement, make the Loan requested by Epix within five (5) Business Days (defined as any day, other than a Saturday or Sunday, on which federally chartered banks in the United States and Germany are open for business) after the receipt by Schering of a request for funds meeting the requirements of this Agreement.  Upon disbursements to Epix by Schering of any funds under this Agreement, Schering may, at its election, present the Note to Epix for notation on Schedule A attached hereto of any additional principal amount outstanding as a consequence of the Loan by Schering.

2.3                                 Interest Calculations.

(a)                                  The Loans shall bear interest at the Interest Rate.  Interest shall accrue from the date each such Loan is made.  Interest on the Loans shall be calculated on a daily basis on the basis of a 360 day year, and on the basis of the actual days elapsed, upon the outstanding principal balance, including by reason of a deferred payment because the scheduled or actual payment date is not a Business Day.

(b)                                  Without limiting the generality of the term Interest Rate, if the interest rate calculated in accordance with any provision of this Agreement for any Loan (including any application of the Default Rate) would at any time exceed the maximum permitted by the law of the State of New York, then for such period as such rate would exceed the maximum permitted by such Law (and no longer) the rate of interest payable on any such Loan shall be reduced to the maximum permitted by the law of the State of New York and any interest payments received in excess of such maximum rate shall be repaid to Epix.

2.4                                 Payment of Principal and Interest.

(a)                                  Payment of Interest.  All interest accruing under Section 2.3 on any Loan shall be payable to Schering from time to time on the earliest of each of the following:  (i) five (5) Business Days after each anniversary of the Note, (ii) on any day on which any payment of principal by Epix is made in whole or in part and (iii) on any other day in which any payment of principal is required to be made in whole or in part, including by reason of any acceleration of the Loans provided that to the extent that Schering has not accelerated the Loans and principal is payable, paid or required to be paid in part, then the interest payable pursuant to this Section 2.4 shall relate only to such principal.

(b)                                 Payment of Principal.  The principal of the Loans shall be paid to Schering from time to time on the earliest of each of the following times: (i) (A) principal shall be paid such that the maximum principal amount outstanding hereunder shall be reduced to $7.5 million on May 15, 2007 and to zero on May 15, 2008; and (B) notwithstanding clause (A), if the term of the Research Program under the Research Agreement is extended by mutual written agreement for an additional two (2) years pursuant to Section 2.1 of the Research Agreement, principal shall be paid such that the maximum principal amount outstanding under this Agreement shall instead be reduced to $7.5 million on May 15, 2009 and to zero on May 15, 2010, respectively, (ii) the date that Schering declares an acceleration of the Loans pursuant to an Event of Default and (iii) at such other times as is or may be provided elsewhere in this Agreement or in the Note.  Schering shall have the right, but not the obligation, to include as an Exhibit to the Note a grid which identifies the payments made and any such indications or other determinations by Schering relating thereto shall conclusively be deemed correct except to the extent of any manifest error.  Anything to the contrary in this Agreement notwithstanding, all principal of the Loans and all accrued and unpaid interest thereon shall be repaid no later than May 15, 2008 (or, if applicable, pursuant to Section 2.4(b)(i)(B), May 15, 2010).  Upon any repayment by Epix to Schering from time to time of any Loans under this Agreement, Schering may, at its election, present the Note to Epix for notation on Schedule A attached thereto of any reduction in principal amount outstanding as a consequence of such repayment.

(c)                                  Other Provisions Relating to Payment of Principal and Interest.  All payments of principal and interest shall be paid in United States dollars and made by wire transfer of immediately available funds to an account designated from time to time by Schering in writing.  Notwithstanding any other provisions of this Agreement to the contrary, all Loans shall be immediately due and payable, together with all accrued interest thereon, upon the declaration of an Event of Default by Schering and acceleration of any Loans by Schering in accordance with the terms of this Agreement.

2.5                                 Other Provisions.  If the outstanding principal amount or the accrued interest under this Agreement are not paid when due by Epix, without demand, presentment or notice by Schering of any kind (all of which are expressly waived by Epix to the extent permitted by applicable law), as and when due in accordance with this Article II and Article VIII, then, in addition to any other rights or remedies Schering may have in accordance with the terms hereof, Schering shall have the right, effective upon written notice to Epix, to withhold and retain, as an offset against principal and interest due hereunder, up to one hundred percent (100%) of:

(a)                                  the royalty payments due in accordance with Sections 7.7 and 7.8 of the Strategic Collaboration Agreement, for any given calendar quarter otherwise payable by Schering to Epix, and

(b)                                 of the operating margin payments in the U.S. in accordance with Section 7.6 of the Strategic Collaboration Agreement, for any given calendar quarter otherwise payable by Schering to Epix, until such time as all outstanding amounts of principal and interest hereunder are completely paid.

2.6                                 Payments by Epix.  All payments (including prepayments) to be made by Epix hereunder on account of principal, interest or otherwise shall be made to Schering without deduction, set-off or counterclaim of any kind or nature whatsoever, including any valid or alleged claims of Epix pursuant to the Research Agreement, unless otherwise agreed to in writing by Schering and except as otherwise provided in Section 2.5 above.  Notwithstanding the preceding sentence, Epix may set off any such amounts to the extent it has obtained a final non-

appealable judgment against Schering for a fixed amount from a court of competent jurisdiction, it being agreed that Epix may not set off for more than such fixed amount.

2.7                                 Termination.  This Agreement may be terminated by Epix at any time upon written notice to Schering and repayment of the Obligations in full in accordance with the terms of this Agreement.  Upon any such termination, Schering agrees to (i) file within five (5) Business Days of written notice such UCC termination statements as shall be necessary to terminate any Liens upon the Collateral, and (ii) promptly return the original Note to Epix marked “cancelled”.

3.                                       Conditions Precedent.

3.1                                 Conditions Precedent to the Initial Loan.  The agreement of Schering to make each Loan, including the first loan to be made after the date hereof (the “Initial Loan”), is subject to the satisfaction, or written waiver by Schering, concurrently with the making of each such Loan (except as otherwise specified herein), of the following conditions precedent:

(a)                                   Research Agreement.  The Parties shall have executed and delivered the Research Agreement.

(b)                                 Security Agreement, Etc.  Schering shall have received each of the Security Agreement and the Note, each duly executed and delivered by, as applicable, a duly authorized officer of Epix.

(c)                                  Perfection of Liens.  All actions reasonably requested by Schering to assure that it has, and will continue to have, until the final and indefeasible payment in full of the Loans, a perfected first priority security interest and Lien in all of the Collateral shall have been effected and Schering shall have received evidence reasonably satisfactory to it that all such actions have been effected in all respects, including the proper filing and indexing of applicable UCC-1 financing statements covering the Collateral.

(d)                                 Representations and Warranties.  The representations and warranties contained in this Agreement and each other Transaction Document by each Person that is a signatory thereto (other than Schering or any Affiliate of Schering) shall be true and correct in all material respects (and as to those representations and warranties containing materiality qualifications shall be true and correct) on and as of the date the Initial Loan is provided as if such representations and warranties were made on such date, unless such representation or warranty specifically refers only to a prior date or unless such representation or warranty has been affected by an occurrence which is permitted by the terms of this Agreement, such occurrence to be notified by Epix to Schering.

(e)                                  No Material Adverse Effect.  As of the date of execution of this Agreement, since December 31, 2002 there shall not have occurred any Material Adverse Effect.

(f)                                    Receipt of Other Transaction Documents.  All of the other Transaction Documents, in form and substance reasonably satisfactory to Schering, shall have been properly executed by each Party thereto and delivered to Schering.

(g)                                 Financing Statement Searches and Similar Searches.  Schering shall have received UCC-1 financing statement searches and other searches and such other evidence as Schering reasonably requires to show that there are no Liens in the Collateral.

(h)                                 No Event of Default or Material Default; Compliance Certificate.  There shall be no Event of Default or material default, which, with or without notice or the lapse of time or both, would become an Event of Default, and Schering shall have received a certificate, in form and substance reasonably satisfactory to Schering, signed by the chief financial officer of Epix dated as of the making of the Initial Loan, stating that to his or her actual knowledge (after reading the Transaction Documents for the purpose of providing such Certificate) (i) all representations and warranties made by Epix set forth in this Agreement and the other Transaction Documents are true and correct on and as of such date (unless such representation or warranty specifically refers to only a prior date or unless such representation or warranty has been affected by an occurrence which is permitted by the terms of this Agreement, such occurrence to be notified by Epix to Schering), (ii) on such date, after giving effect to the Initial Loan, Epix is in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Transaction Documents and (iii) on such date no Event of Default or other material default, which, with or without notice or the lapse of time or both, would become an Event of Default has occurred and is continuing, and such statements shall be true and correct.

(i)                                     No Order; Status of Collateral.  No Order shall have been issued by any Governmental Authority enjoining or otherwise prohibiting, in any material respect, the consummation of the transactions contemplated by the Research Agreement and/or no material patent (owned or licensed) constituting Collateral shall be determined to be invalid in a final nonappealable judgment.

(j)                                     Corporate Documents.  Schering shall have received with respect to Epix and any other parties to the Transaction Documents copies of their relevant proceedings relating to the transactions contemplated hereby and thereby, incumbency certificates, copies of Organizational Documents, good standing certificates, and similar Documents as Schering reasonably requests, and all such Documents shall be in form and substance reasonably satisfactory to Schering.

3.2                                 Conditions Precedent to All Loans.  The obligation of Schering to make any Loan after the Initial Loan is subject to the satisfaction of each of the following conditions precedent as of the date of the making of each such Loan:

(a)                                  Representations and Warranties.  The representations and warranties made by Epix in or pursuant to this Agreement and in any other Transaction Document shall be true and correct in all material respects (and as to those representations and warranties containing materiality qualifications, shall be true and correct) on and as of the dates the Loan is requested to be provided and is provided as fully as if made on and as of each such date (or if expressly applicable only to an earlier date, such as financial statements, as of such date or unless such representation or warranty has been affected by an occurrence which is permitted by the terms of this Agreement, such occurrence to be notified by Epix to Schering); provided, however, Epix may provide a supplement that is attached to and cross referenced in the Compliance Certificate for events occurring after the date hereof that cause such representations and warranties to not be true (“Supplemental Certificates”), provided further that the condition in this Section shall not be deemed satisfied if (i) the items contained in any one or more such Supplemental Certificates individually or in the aggregate do or will have or, in Schering’s reasonable good faith judgment may be expected to have, a Material Adverse Effect or (ii) the events or circumstances relating to any such items also relate to a material breach or other default by Epix or any Affiliate of Epix under any Transaction Document.

(b)                                 No Event of Default or Material Default; Compliance Certificate.  There shall be no Event of Default or material default, which, with notice or the lapse of time or both, would become an Event of Default, and, in addition, Schering shall have received a certificate, in form and substance reasonably satisfactory to Schering, signed by the chief financial officer of Epix, dated as of the making of the Loan (the “Compliance Certificate”), stating that to his actual knowledge (after reading the Transaction Documents for the purposes of providing the Compliance Certificate), (i) all representations and warranties made by Epix in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of such date, after giving effect to the Supplemental Certificate attached thereto, (ii) on such date Epix is in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Transaction Documents and (iii) on such date no Event of Default or material default, which with or without notice or the passage of time or both will become an Event of Default, has occurred and is continuing, and the statements therein shall be true and correct.

(c)                                  Research Agreement.  The Research Agreement shall have not been terminated as a result of breach by Epix or a termination for convenience by Epix.

(d)                                 No Order; No Judgment.  No Order shall have been issued by any Governmental Authority enjoining or otherwise prohibiting, in any material respect, the manufacture or sale of any material Product or the consummation of the other transactions contemplated by the Research Agreement.

(e)                                  Status of Collateral.  No material patent (owned or licensed) constituting Collateral shall be determined to be invalid in a final nonappealable judgment.

(f)                                    Financing Statement Searches and Similar Searches.  Schering shall have received UCC-1 financing statement searches and other searches and such other evidence as Schering reasonably requires to show that there are no Liens in the Collateral in favor of any Person other than Schering.

The request by or on behalf of Epix for each Loan and making of each Loan by Schering hereunder shall constitute a representation and warranty by Epix as of the date of such request for borrowing and the date of the making of the Loan that the conditions in Sections 3.1 (with respect to the Initial Loan) and 3.2 (with respect to each Loan after the Initial Loan) have been satisfied.

4.               Representations and Warranties.

Epix represents and warrants to Schering, knowing and intending that Schering will rely thereon in making each Loan, that the following statements are true and accurate:

4.1                                 Organization and Qualification.  Epix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Epix has the power and authority, and all necessary Governmental Authorizations, to own, lease, operate and encumber its assets and to carry on its business as now conducted.  Epix is duly qualified and in good standing in each jurisdiction where such qualification is required, except for any qualifications not obtained which would not be reasonably expected to have a Material Adverse Effect on Epix.

4.2                                 Due Authorization.  The execution, delivery and performance by Epix of this Agreement and the other Transaction Documents are within Epix’s power and authority, and have been duly authorized by all necessary action on the part of Epix.  Epix has delivered to Schering true and complete copies of Epix’s resolutions necessary to authorize the transactions contemplated by this Agreement and the other Transaction Documents and of Epix’s Organizational Documents in effect on the date of the Initial Loan, all certified by a duly authorized officer of Epix.

4.3                                 No Default; Compliance with Laws.  The execution, delivery and performance by Epix of this Agreement and the other Transaction Documents do not and will not (i) violate any of Epix’s Organizational Documents, and/or any material United States or foreign federal, state or local regulation, rule, statute, ordinance, judicial decision or other law of any kind or nature whatsoever, including any Order of any Governmental Authority applicable to Epix or its assets (collectively, “Law” or “Laws”), (ii) constitute a material default under (including a breach of) any Document filed by Epix with the SEC to which Epix is a Party or by which Epix or its assets is subject or bound (any consents required thereby having previously been obtained), after giving effect to any applicable grace periods thereto, or (iii) result in the imposition of any Lien, including any restriction on any assets of Epix (except for the Liens granted to Schering, and the restrictions in favor of Schering, contained in this Agreement and the other Loan Documents).  Except for defaults which individually or in the aggregate are not material, Epix is not in default under any Document to which it is a party or by which it or its assets is otherwise bound or subject.  This Agreement and each Transaction Document to which Epix is a party or to which Epix or its assets is subject or bound has been duly executed and delivered on behalf of Epix and are, and as to those Transaction Documents to which Epix hereafter becomes a party, subject or bound will be, legal, valid and binding obligations of Epix, enforceable against Epix in accordance with their respective terms.

4.4                                 No Required Governmental Authorizations.  No Governmental Authorization is required by, and no other action is required by, and no notice or filing is required to be given to or made with, any Governmental Authority or other Person for the due execution, delivery and performance by Epix of, or for the validity or enforceability of, this Agreement or any other Transaction Document.

4.5                                 Commission Filings; NASDAQ Listing.  Epix has heretofore delivered to Schering true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, June 30 and September 30, 2002, (iii) Proxy Statement for the annual meeting of stockholders held in 2002, and (iv) all other reports, filings on Form 8-K and registration statements filed by Epix with the SEC since December 31, 2001, in each case as filed with the Commission.  Epix has filed all required forms, reports and documents with the Commission since December 31, 2001 (collectively, the “Commission Reports”), all of which were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended together with the rules and regulations thereunder (the “Exchange Act”) in all material respects.  Except to the extent, if any, as may be disclosed in any Commission Report filed subsequent thereto, as of their respective dates, the Commission Reports, including any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form and substance in all material respects with all applicable Laws.  Each of the financial statements (including, in each case, any related notes thereto) contained in the Commission Reports has been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each fairly presents in accordance with generally accepted accounting principles the financial position of Epix as at the respective dates thereof and the results of its operations and changes in cash flow for the periods indicated, except as may be indicated in the notes thereto and/or in any Commission Report subsequent thereto, and except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount.  As of the date hereof, except for Liabilities shown in the balance sheet of Epix as at December 31, 2002, including the notes thereto (the “2002 Balance Sheet”), or incurred in the ordinary course of business since the date of such Balance Sheet, Epix does not have any material Liabilities.  Epix does not have any material contingent Liabilities, except as set forth on Schedule 4.5 hereof.

4.6                                 Intellectual Property.  The representations and warranties of EPIX set forth in the Security Agreement are true and complete, and are incorporated herein by reference in their entirety.

4.7                                 No Material Adverse Effect.  As of the date of execution of this Agreement, since December 31, 2002 there has not been, and Epix has not suffered or otherwise incurred, a Material Adverse Effect.

4.8                                 Perfected First Priority Liens.  The security interest and other Liens granted in the Collateral by Epix constitute first priority Liens in the Collateral in favor of Schering.  No Intellectual Property (or any rights thereto) relating to MRI is owned by or licensed to any Subsidiary or Affiliate of Epix.  No Person other than Schering has any Liens in the Collateral. Epix acknowledges that any Liens against the Collateral in favor of any Person other than Schering would constitute a violation of Article VI hereof.

4.9                                 Title; Absence of Liens.  Epix has good and marketable title to all of the Collateral.  None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent (except where consent has been previously and properly obtained) in connection therewith.

4.10                           Compliance With Laws.  Epix is in compliance in all material respects with all Laws applicable to Epix or the conduct of its business or the ownership of the Collateral.  Epix has not received any written notice alleging any violation of any such Laws.

4.11                           No Proceedings.  As of the date of execution of this Agreement, there are no Proceedings of any kind or nature whatsoever, including any before any arbitrator or Governmental Authority, pending or, to Epix’s knowledge, threatened against Epix that may, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  All material pending or threatened Proceedings are described in Epix’s December 31, 2002 Annual Report on Form 10-K, in the footnotes to the financial statements.

4.12                           Delivery of Documents.  All originals or copies of Transaction Documents and Documents relating to the Secured Assets provided by or on behalf of Epix to or on behalf of Schering are true, correct and complete.

4.13                           No Violations; Taxes and Assessments.  Epix is not in, and no event or condition has occurred and is continuing which constitutes or results in (in each case with or without the giving of notice, lapse of time or both), (a) a default under any term of its Organizational Documents or under any Document filed by Epix with the SEC to which Epix is a party or by which Epix or any of its assets is subject or bound, except for defaults which will not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) the imposition of any Lien or restriction on any Secured Asset.  Epix has filed all material federal, state and local tax returns and other tax reports it is required to file (or has obtained valid, written extensions which are in full force and effect as to any not so filed), except where the failure to do so would not be reasonably expected to have a Material Adverse Effect.  Epix has paid all taxes, assessments and other governmental charges due and payable, except those contested in good faith and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable or contested in good faith.

4.14                           Environmental Matters.  Without limiting the generality of the other provisions of the Agreement, (a) Epix has been and is in compliance with (i) all Laws relating to environmental conditions or other environmental matters of any kind or nature (“Environmental Laws”) (including that there has been no release of any hazardous materials by Epix that has not been in compliance in all material respects with applicable Environmental Laws) and (ii) all Governmental Authorizations that are required pursuant to Environmental Laws and (b) there are no claims relating to any actual or alleged environmental Liabilities pending against or, to Epix’s knowledge, threatened against it, except for any non-compliance and/or claims which will not have or could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  To Epix’s knowledge, Epix is not subject to any material Liability relating to any environmental condition or other environmental matter of any kind or nature, including any past or present use, management, transport, treatment, generation, storage, disposal, release or other handling of any hazardous materials, which could be reasonably expected to have a Material Adverse Effect.

4.15                           Other Representations.  No part of Epix’s business is conducted through any unincorporated association or other Person.  Epix has not, within the five (5) years preceding the date of this Agreement (a) changed its name, (b) used any name other than Epix Medical, Inc., or (c) merged or consolidated with, or acquired all or substantially all of the assets of, any other Person or business.  No part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry any “margin stock” (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any other purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.  Epix is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is Epix controlled by any such entity.

4.16                           Representations and Warranties Applicable to Subsidiaries.  All of the representations and warranties made, or hereafter reaffirmed or deemed made or reaffirmed, apply to each then existing Subsidiary of Epix, as fully in all respects as if each representation or warranty specifically so stated.

4.17                           Reaffirmation.  All of the representations, warranties and statements made herein shall survive until the full and final and indefeasible payment of the principal of and interest on the Loans.  Epix’s requesting any Loan hereunder (“Requested Loan”) and/or Epix’s acceptance of each Loan under this Agreement shall each automatically constitute, without any further action of any kind or nature whatsoever on the part of Epix, a complete reaffirmation, as of the date of each Requested Loan and/or the making of each such Loan, of the representations and warranties set forth in this Agreement and in the other Loan Documents and the Research Agreement (or, as to those representations and warranties expressly applicable only to any earlier date, such as financial statements, as of such date) as fully as if all such representations were fully repeated in all respects.  Schering’s requiring or not requiring from time to time a Compliance Certificate confirming same shall not in any manner diminish each such deemed reaffirmation or otherwise change the effect of the preceding sentence.

5.                                       Affirmative Covenants.

Epix covenants and agrees that, until the later of (i) full and final payment of the principal of the Loans and all interest thereon and all other payment obligations under this Agreement and (ii) the expiration of any obligation by Schering to make any further Loans to Epix, Epix shall, and shall cause its Subsidiaries to:

5.1                                 Maintenance.  Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary for its ownership, lease or use of its assets and/or the conduct of its business, shall pay before they become delinquent all taxes, assessments and governmental charges lawfully imposed upon it or any of its assets or required to be collected by it, and shall pay, when due, all other Liabilities of any kind or nature now or hereafter owing by it provided that Epix may delay the payment of any such Liabilities contested in good faith by it.

5.2                                 Condition of Collateral; No Liens; Maintenance of Certain Collateral.  Preserve the Collateral from loss, damage, or destruction of any kind or nature whatsoever, and keep the Collateral free and clear of any Lien, except the Liens created by the Security Agreement and each other Loan Document and for licenses of the Collateral in the ordinary course of business.  In addition, Epix shall, to the extent required by the payment terms herein and/or therein and except as may otherwise be provided for in any other Loan Document, pay to Schering all Proceeds of Collateral (as defined in the Security Agreement), whereupon such Proceeds shall become Schering’s sole property to the extent of the Obligations.

5.3                                 Compliance with Laws.  Comply in all material respects with all applicable Laws.

5.4                                 Affirmative Financial Covenants.  Maintain gross cash and cash equivalents exceeding US$2,000,000 at any time.

5.5                                 NASDAQ Listing.  Maintain listing with NASDAQ national market as long as any principal or interest under the Loans has not been repaid.

5.6                                 Notice of Adverse Events.  Promptly notify Schering in writing of the occurrence or existence of any of the following:  (a) any Event of Default, any material default which, with the giving of notice, lapse of time or both, would become an Event of Default, or any other event, circumstance or condition which constitutes, or would reasonably be expected to in the future constitute or cause, a Material Adverse Effect; (b) any material, adverse Proceeding that relates to any of the Secured Assets filed or instituted by or against it, or to its knowledge threatened by or against it, which would be reasonably expected to have a Material Adverse Effect, and (c) any of the representations and warranties by it contained in this Agreement or any other Loan Document ceases to be materially true, correct and complete (or true, correct and complete as to representations and warranties qualified by materiality).

5.7                                 Financial Statements and Other Information.  Deliver to Schering the following documents and information (a) as soon as same is reasonably available, but not more than forty-five days after the end of each fiscal quarter (90 days after December 31), its Annual Report on Form 10-K, and its Quarterly Report on Form 10-Q, as each is filed under the Exchange Act, (b) contemporaneously with its being filed with the SEC, a copy of all reports on Form 8-K, and (c) as soon as practicable, except as legally prohibited, copies of all such financial statements and reports as it shall send to its stockholders, the SEC or any other similar regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential.  For purposes hereof, the written notice to Schering of the filing of any of the foregoing reports with the SEC shall be deemed delivery to Schering hereunder.  As of their respective dates, such reports (including the financial statements contained therein), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply in all material respects with all applicable Laws.  Within fifteen (15) days after the end of each quarter, and otherwise promptly upon Schering’s request,

Epix shall provide to Schering (a) a certificate executed by an executive officer of Epix reasonably satisfactory to Schering stating that to his or her actual knowledge there then exists no Event of Default hereunder, and no material default or other event, circumstance or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default and/or (b) such other Documents or information as Schering may reasonably request in connection with the Loans.  At any time and from time to time upon three (3) Business Days notice by Schering and for the sole purpose of permitting Schering to determine compliance with the provisions of this Agreement and the other Transaction Documents and/or to assess the value of the Collateral, Epix shall give Schering and/or any representative of Schering access during normal business hours to inspect any of the Collateral and Documents that relate to the Collateral and to examine, copy and make abstracts from any and all books, records and Documents relating to the Collateral in the possession of Epix, subject to such confidentiality covenants as Epix may reasonably require.

5.8                                 Other Provisions.  Epix will from time to time, take such further actions, including the execution and delivery of such Documents, as Schering may reasonably request in order to carry out the purposes of this Agreement and the other Transaction Documents (including to provide Schering with a first priority perfected lien in the Collateral).  Epix agrees that (a) Schering may, so long as same is consistent with the Security Agreement, file UCC-1 financing statements in any office Schering reasonably elects; and (b) Epix shall maintain complete and accurate books and records in accordance with GAAP of all its operations and assets, including records of the Collateral.

6.                                       Negative Covenants

Any of the financial thresholds mentioned in this Section 6 shall relate in aggregate to Epix including its subsidiaries.

Epix covenants and agrees that, until the later of (i) full and final payment of the principal of the Loans and all interest thereon and all other payment Obligations under this Agreement and the other Loan Documents, and (ii) the expiration of any obligation by Schering to make any further Loans to Epix, Epix shall not, directly or indirectly, and will not permit any of its Subsidiaries to, directly or indirectly:

6.1                                 Amendments of Documents.  Amend, supplement, restate or otherwise modify (including terminate) any Document that constitutes a Secured Asset if such amendment, supplement, restatement or other modification would be reasonably expected to have a Material Adverse Effect.

6.2                                 Consolidation, Merger, or Acquisitions; Liquidation.  Enter into any merger, consolidation, reorganization or recapitalization or sale of all or substantially all of its assets without the prior written consent of Schering, which will not be unreasonably withheld, other than (i) a merger in which Epix is the surviving corporation, or (ii) a merger in which the surviving corporation (other than Epix) expressly assumes its obligations under this Agreement and the other Transaction Documents in writing and agrees to be bound hereby and thereby; provided that the consummation of such merger mentioned under (i) and (ii) shall not result in a breach of Sections 6.5 and 6.7 below by the surviving company; and provided further that it is agreed that Schering may for any reason withhold its consent to any such transaction that would result in a Change of Control of Epix (except as permitted in Section 7.12); or take any steps in contemplation of dissolution or liquidation.

6.3                                 Other Liens.  Create or permit to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired.

6.4                                 Disposition of Assets or Collateral.  Sell, lease, or in any manner whatsoever otherwise transfer or dispose of (including by granting any license therein) all or any Collateral in the Field (as that term is defined in the Strategic Collaboration Agreement) to any Person, except upon notice to Schering, licenses of the Collateral in the ordinary course of business.  Nothing contained herein shall preclude any grants outside the Field.

6.5                                 Other Liabilities.  Incur, create, assume or permit to exist any indebtedness or other Liability on account of borrowed money except (a) Obligations to Schering, (b) loans from third parties in order to repay the outstanding principal under the Loans and interest thereof, provided that such third party loan amount (including principal and interest) shall not exceed the outstanding principal and interest under the Loans, (c) accounts payable less than ninety (90) days and accrued expenses of Epix incurred in the ordinary course of business, and (d) Liabilities that do not exceed, individually or in the aggregate, Fifteen Million Dollars ($15,000,000).

6.6                                 Loans or Investments.  Make or agree to make any loans, advances (other than prepaid expenses) or other extensions of credit of any kind or nature to, or any investments of any kind or nature in, any Person (including any Subsidiary) in an aggregate amount for all Persons not to exceed [*****] at one or more times for all such loans, advances and investments, provided that no such advance, loan or investment shall be made at any time that any Event of Default has occurred and is continuing, or any material default or other material event or condition which, with the giving of notice, the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.  Notwithstanding the foregoing, Epix may make short-term investments in instruments consistent with Epix’s Investment Policy in the form attached as Exhibit D, as the same may be amended, restated or modified from time to time in form reasonably acceptable to Schering and upon approval of Epix’s Audit Committee.

6.7                                 Guaranties; Contingent Liabilities.  (a) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligations of any Person other than any Subsidiary, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees of employee credit cards not to exceed [*****] in the aggregate at any time, (iii) contingent liabilities incurred in licensing transactions in the ordinary course of business, (iv) milestone, development or royalty payments to Schering and/or other third parties in connection with licensing and other arrangements inside or outside the Field, or (b) agree to maintain the working capital, net worth or similar position of or provide any other credit support to any Person.

6.8                                 Dividends and Other Distributions.  Except for redemptions of stock from current or former employees in the ordinary course of business for amounts in the aggregate not in excess of [*****] annually or stock dividends or the issuance of preferred stock as payment-in-kind, declare or pay any dividend or make any other distribution of any kind or nature on, or redeem, retire or otherwise acquire, directly or indirectly, any stock, interest or other Equity Interests.

6.9                                 Transactions with Affiliates.  Enter into any transaction with any Affiliate on a basis less favorable to Epix than if such transactions were at arm’s length transaction with a third-party that is not an Affiliate of Epix.

6.10                           Other Covenants.  (a) Compromise, settle or adjust any claim relating to any of the Collateral in excess of [*****]without Schering’s prior written consent, which will not be unreasonably withheld or delayed; (b) change, alter or modify, or permit any change, alteration or modification of, its Organizational Documents in a manner materially adversely affecting Schering; (c) change any of the following prior to giving Schering 15 Business Days written notice: (i) the location stated in Article 4 for the maintenance of its books and records, principal place of business or chief executive office, or (ii) the name under which Epix conducts any of its business or operations; or (d) enter into any agreement or other Document containing any provision that would be violated by the performance or observance of any of Epix’s obligations under this Agreement or any other Transaction Document.

6.11                           Subsidiaries.  Permit any Subsidiary to own or acquire any Intellectual Property that, if owned or acquired by Epix, would be or become a Secured Asset.

7.                                       Events of Default.

At such times as any Loans are then outstanding hereunder, the occurrence of any of the following shall constitute an event of default (“Event of Default”).

7.1                                 Failure to Pay.  Epix fails to pay within (a) five Business Days of the due date any principal of or interest on any Loan, whether due pursuant to any principal payment date, any required prepayment date, any acceleration or otherwise, or (b) ten (10) Business Days after Schering correctly gives notice that any monetary Obligation other than principal and interest is due to Schering pursuant to the terms of any Loan Document.

7.2                                 Failure to Perform or Observe Covenants.  Epix fails to perform or observe in any material respect any covenant, term, condition or other non-monetary Obligation of this Agreement or any other Transaction Document; provided that such event shall be an Event of Default only if such default continues for a period of ten (10) Business Days after Schering has given to Epix written notice stating such default has occurred; provided further, however, that (i) as to a failure by Epix to perform or observe the covenant set forth in Section 5.5 hereof following the approval of MS-325 by the FDA, such event shall be deemed an Event of Default only if such default continues for a period of ninety (90) days, and (ii) as to a failure by Epix to perform or observe any covenants set forth in Sections [*****] (prior to the approval of MS-325 by the FDA), [*****], [*****] hereof, there shall be no notice required and no cure period required to be given, and as to any non-appealable judgment of the willful and intentional failure by Epix to perform or observe any covenant, term or condition of this Agreement or any other

Transaction Document, there shall be no notice required and no cure period required to be given and (iii) it is understood that such required notice and such required cure period shall not apply to any default or Event of Default occurring under any other Section in this Article VII (whether or not same also occurs under this Section 7.2).

7.3                                 Security.  Schering shall not have as of the date hereof or shall at any time hereafter cease to have a valid and perfected first priority Lien in all of the Collateral other than as a result of any act or omission of Schering, including that (i) the grant of the Lien in any of the Collateral shall never have been effective or shall cease to be effective to grant to Schering (or Schering shall otherwise not have obtained or cease to have) a perfected first priority security interest and Lien in all of the Collateral or (ii) any material patent (owned or licensed) constituting Collateral shall in a final non appealable judgment be determined to be invalid.

7.4                                 Transaction Documents.  There is a non-appealable judgment that this Agreement or any other Transaction Document shall not have been as of the date hereof, or shall cease to be, valid, effective and enforceable in any material respect.

7.5                                 False Representation or Warranty.  Any representation, warranty or statement by Epix contained in this Agreement or any other Transaction Document when made, reaffirmed or hereby deemed made or reaffirmed is or was, when made, reaffirmed or hereby deemed made or reaffirmed, materially incorrect.

7.6                                 Termination of the Research Agreement.  One year following either (i) the termination by Schering under Section 8.2 of the Research Agreement by reason of a material breach thereof by Epix, or (ii) termination by Epix under Section 8.2.3 of the Research Agreement for convenience.

7.7                                 Default on Other Debt.  Any payment default or other material default occurs under any obligations, that individually or in the aggregate exceeds [*****] of Epix  to any one or more third parties that entitles such third parties to declare such indebtedness or other obligation due prior to its date of maturity and such default is not cured within sixty (60) days, exclusive of any vendor dispute in the ordinary course of business provided that Epix had reserved therefor in full.

7.8                                 Cessation of Business.  (a) Epix ceases to do business as a going concern; or (b) the termination, suspension or loss of any Governmental Authorization or other asset occurs which results in Epix having to cease a substantial part of its operations by reason of such loss for a period of more than twenty (20) Business Days; (c) without limiting the generality of Section 7.9, Epix takes any action to authorize its liquidation or dissolution or suffers any liquidation or dissolution; (d) any Governmental Authority, or other entity with power to do so, commences proceedings to condemn, seize or expropriate assets of Epix necessary for the conduct of Epix’s business and such proceedings remain Undismissed for twenty (20) Business Days, or Epix abandons such assets or suspends operation thereof for a period of twenty (20) Business Days.

7.9                                 Non-approvable letter for MS-325.  Epix receives a non-approvable letter for MS-325 from the FDA and the Parties, or Schering in good faith, consequently decide to (i) not further proceed with the development of MS-325, or (ii) to proceed with the development / registration of an indication completely new or significantly reduced in comparison to the initially filed indication. Notwithstanding the foregoing, no Event of Default shall be deemed to have occurred pursuant to this Section for a period of thirty (30) days following receipt of any such non-approvable letter.

7.10                           Inability to Pay Debts; Bankruptcy or Insolvency.  Any one or more of the following occur:  (a) Epix shall commence any Proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition with creditors or other similar relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Epix shall make a general assignment for the benefit of its creditors or a bulk sale; (b) there shall be commenced against Epix any Proceeding of a nature referred to in clause (i) above which (A) results either in the entry of an Order for relief or an appointment and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Schering (“Undismissed”) for a period of twenty (20) Business Days; the foregoing shall include the commencement against Epix of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains Undismissed in a manner reasonably satisfactory to Schering for twenty (20) Business Days; or (c) Epix takes any action substantially in furtherance of, or expressly authorizing or indicating its consent to, approval of or acquiescence in or expressly proposes to take any of the acts set forth in clause (a) or (b) above; or (d) Epix shall generally not be able to or fail to, or shall expressly admit in writing its inability to, pay its debts generally as they become due.

7.11                           Certain Judgments.  (a) One or more judgments or orders for the payment of money exceeding [*****] in the aggregate are rendered against Epix, and any such judgment or order continues unsatisfied and not effectively and continuously stayed within sixty (60) days of such judgment or order; or (b) any substantial part of the assets of Epix becomes subject to attachment, execution, levy or like process which shall not have been effectively and continuously stayed within sixty (60) days of such attachment, etc.

7.12                           Change of Control.  There occurs a Change of Control of Epix.  “Change of Control” means any of the following:  (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Epix’s securities representing fifty percent (50%) or more of the voting power of all then outstanding securities of Epix having the right under ordinary circumstances to vote in an election of the Board of Directors (including that any Epix securities that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); (ii) there shall be consummated any corporate transaction, including a consolidation or merger, of Epix in which Epix is not the continuing or surviving corporation or pursuant to which shares of Epix’s capital stock are converted into cash, securities or other property, other than (x) a consolidation or merger of Epix in which the holders of Epix’s voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least fifty percent (50%) of the voting stock of the surviving entity after such consolidation or merger or (y) a consolidation, merger or other corporate transaction, unless the Research Agreement shall have been terminated by Schering for convenience; or (iii) there shall be consummated any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of Epix.

8.                                       Remedies.

8.1                                 Rights Under Transaction Documents.  Epix acknowledges that certain rights and remedies of Schering upon an Event of Default are provided in the Security Agreement.

8.2                                 Rights in General.  Upon or at any time after the occurrence of any Event of Default Schering shall have the option, from time to time, to effect one or more of the following (to be effected by written notice by Schering), (a) all obligations of Schering to make any Loans after the occurrence of an Event of Default shall terminate, (b) the principal and interest of the Loans and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind or nature whatsoever, all of which are, to the maximum extent permitted by applicable law, hereby expressly waived by Epix, (c) Schering shall have the right, but not the obligation, to terminate the Research Agreement; and (d) Schering shall be entitled to exercise forthwith (to the extent and in such order as Schering may elect, in its sole and absolute discretion) any and/or all rights and remedies provided to Schering in this Agreement, the Security Agreement, the Research Agreement and/or any other Transaction Document, all rights and remedies of Schering under the UCC, and all other rights and remedies that may otherwise be available to Schering pursuant to any other Document, at law or in equity.

8.3                                 Setoff Rights.  To the extent that Epix does not timely pay any amounts under this Agreement or under any other Loan Document, Schering and/or its Affiliates shall at any time and from time to time have the right to set-off all of its payment obligations under the Research Agreement against any amounts due hereunder (including any due by reason of any acceleration) or thereunder.  Upon the occurrence of an Event of Default, Schering is hereby authorized at any time and from time to time, without notice to Epix (any such notice being expressly waived by Epix), to set off and apply (and/or to cause any Affiliate of Schering to set off and apply) any and all amounts due by Schering and/or any Affiliate of Schering to Epix (including pursuant to the Research Agreement) against any or all of the Obligations of Epix now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not (a) Schering and/or such Affiliate shall have made any demand and (b) any such Obligations may be unmatured.  Epix further agrees that the rights stated in this Section 8.3 are in addition to other rights and remedies (including other rights of set-off such as those pursuant to Section 2.5 hereof) that Schering may have.

8.4                                 Additional Rights to Terminate This Agreement.  If all of the conditions precedent to the Initial Loan shall not have been satisfied by November 15, 2003, Schering shall have the right, at its election, to terminate this Agreement and/or not make any further Loans pursuant to this Agreement.  Such termination shall be treated as an Event of Default for the purposes of this Agreement, including for the purposes of determining Schering’s rights and remedies pursuant to Article VIII hereof.

8.5                                 Cumulative Remedies; No Waiver by Schering.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Schering pursuant to any other Transaction Document, at law or in equity.  No express or implied waiver by Schering of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default.  Any failure or delay of Schering in exercising any rights granted it hereunder and/or under any other Transaction Document, including upon any occurrence of any of the contingencies set forth herein, shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Schering shall not exhaust the same or constitute a waiver of any other right.

8.6                                 Waivers and Consents Relating to Remedies.  In connection with any action or proceeding relating to this Agreement, any of the Loans, any of the other Transaction Documents, any of the Collateral, or any act or omission relating to any of the foregoing:  (a) EPIX AND SCHERING WAIVE THE RIGHT TO TRIAL BY JURY; (b) Epix waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as Schering may elect, by certified mail directed to Epix at the location provided for notices to Epix under this Agreement or, in the alternative, in any other form or manner permitted by law; (c) Epix agrees that all of the Collateral constitutes security for all of the Obligations, and agrees that Schering shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Schering shall determine in its sole and absolute discretion; without limiting the generality of the foregoing, such rights shall be free of any requirement for the marshaling of assets or any other restriction that, in the absence of this Agreement and/or the Transaction Documents, may be placed upon Schering in dealing with the Collateral; (d) Epix agrees that Schering may at Schering’s election proceed directly against Epix for collection of any or all of the Obligations prior to, during and/or after selling, retaining or otherwise dealing with any of the Collateral; and (e) to the fullest extent permitted by law, Epix (i) waives demand, presentment, notice of dishonor or protest under or related to this Agreement and/or any other Transaction Document; and (ii) consents to any of the following by Schering: (A) any extension, postponement of time of payment or other indulgence, (B) any substitution, exchange or release of or failure to perfect or failure to continue perfection of Collateral, (C) any addition to, or release of, any Person primarily or secondarily liable for the Obligations, and (D) after the occurrence and during the continuance of an Event of Default any acceptance of partial payments and the settlement, compromise or adjustment thereof.

8.7                                 Powers of Attorney.  Epix hereby constitutes and appoints Schering (and any employee or agent of Schering, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Schering’s or Epix’s name and at Epix’s expense:

(a)                                  Evidence of Liens.  Schering may prepare and/or execute such financing statements and other Documents and take such other actions as Schering deems necessary or proper in order to create, perfect or continue the security interests and other Liens provided for by this Agreement and/or any of the other Loan Documents, and Schering may file the same (or a photocopy) in any appropriate governmental office.

(b)                                 Other Actions.  Schering may take any and all action that it reasonably deems necessary or appropriate to preserve its interest in the Collateral; to the extent same relates to any default by Epix hereunder or under any other Transaction Document, Epix shall reimburse Schering for same on demand.  All sums payable by Epix to Schering under Sections 8.7(b) and 8.7(c) shall constitute Obligations, shall be secured by the Collateral, and shall be payable on ten (10) Business Days notice with interest at the Interest Rate from the respective dates such sums are expended.

(c)                                  Schering’s Right to Cure.  In the event Epix fails to perform any of its Obligations within ten (10) days following notice from Schering, then Schering may from time to time perform the same but shall not be obligated to do so (including that Schering shall not be required to perform any Obligations which are the same type as those which Schering may have at any time hereafter elected to perform).

(d)                                 Collections; Modification of Terms.  Upon the occurrence and during the continuance of any Event of Default, Schering may (i) demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Epix and without otherwise discharging or affecting the Obligations, the Collateral or the Liens granted under any of the Loan Documents, and (ii) take any actions Schering reasonably elects relating to the Collateral, subject to Section 8.1.

(e)                                  Irrevocability.  Except as may be provided to the contrary in this Section 8.7 with respect to any power, Epix covenants and agrees [*****].  Epix further covenants and agrees that the powers of attorney granted by this Section 8.7 are coupled with an interest and shall be irrevocable until the later of full and final payment of the principal of the Loans and all interest thereon and all other payment obligations under this Agreement and the other Loan Documents, that said powers are granted solely for the protection of Schering’s interest and Schering shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Schering’s discretion; and that neither Schering nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers except any act of commission constituting gross negligence or willful misconduct.

9.                                       Costs, Expenses and Taxes; Indemnification; Limitations on Schering’s Liability.

9.1                                 Costs and Expenses.  Epix agrees to pay on demand (a) all losses, costs and expenses (including reasonable fees and expenses of attorneys and accountants, including any such reasonable fees and expenses of attorneys and accountants incurred to enforce any rights of Schering or obligations of Epix hereunder or under any other Loan Document) from time to time incurred by Schering relating to the enforcement of this Agreement, the Security Agreement and/or any of the other Loan Documents and/or (b) the preservation of any rights (including remedies) of Schering under this Agreement, the Security Agreement and/or any other Loan Document.  With respect to any amount advanced or expended by Schering and required to be reimbursed by Epix pursuant to the foregoing provisions of this Section 9.1, Epix shall also pay Schering interest on such amount at the Interest Rate, such interest to commence from the date of advance or expenditure.  Epix’s obligations under Sections 9.1 and 9.2 shall survive termination of the other provisions of this Agreement.

9.2                                 Indemnification by Epix.  Epix hereby covenants and agrees to indemnify, defend and hold harmless Schering and its officers, directors, employees and agents (and hereby releases each such Person) from and against any and all claims, demands, damages, Liabilities, costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel), other Proceedings and losses of any kind or nature whatsoever which may be incurred or suffered by or asserted against or threatened to be asserted against Schering or any such other Person relating to this Agreement or any Loan, including: (a) any Proceeding relating to any of the Collateral in which Schering or any of its Affiliates has the right to enforce its rights hereunder or thereunder or any act or omission relating to any of the foregoing, (b) any taxes, Liabilities, claims or damages relating to the Collateral or Schering’s Liens thereon; or (c) the correctness, validity or genuineness of any instruments or other Documents that may be released or endorsed to Epix by Schering (which shall automatically be deemed to be without recourse to Schering in any event), except if the foregoing results from the gross negligence of willful misconduct of Schering or its employees or agents.  The foregoing provisions of this Section 9.2 shall not constitute a release of Schering from its obligation to make Loans pursuant to and subject to the terms hereof, to the extent it breaches its obligation to do so.

9.3                                 Limitations on Schering’s Liability.

(a)                                  No Inquiry Obligation of Schering.  Schering shall not be obligated to inquire into the accuracy, correctness, or reasonableness of any Document furnished to it in connection with any Requested Loan.

(b)                                 No Obligation of Schering.  Schering shall not have any responsibility whatsoever as to use of any Loan.  Anything to the contrary in this Agreement notwithstanding, any approval or non-approval by Schering of any one or more matters involving any Transaction Document, any of the work done pursuant thereto or any other actions contemplated by any such Document shall not create any responsibility or liability of any kind or nature whatsoever for Schering or in any manner reduce or otherwise affect its rights to repayment of the Loans.

(c)                                  No Reliance on Schering’s Procedures.  Epix shall have no right to rely upon any procedure required by Schering under any Transaction Document, such procedures being for the sole protection of Schering and no other Person.  Further, Schering is entitled to take any discretionary action permitted under any Transaction Document solely for its own protection.

(d)                                 Limitation on Schering’s Liabilities.  Schering shall have no liability for [*****].

10.                                 Other Provisions.

10.1                           Entire Agreement; Amendments; Schering’s Consent.  This Agreement, the Security Agreement and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions among or between the Parties, whether express or implied, oral or written, and constitute the entire agreement of the Parties.  No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  To the extent this Agreement and any other Loan Document or the Research Agreement are actually inconsistent, then this Agreement shall control except to the extent otherwise expressly provided in this Agreement, any other Loan Document or the Research Agreement.  If a Schedule is not attached hereto, or such Schedule does not contain all information contemplated hereby, then Epix’s disclosure re: same shall for the purposes of this Agreement be “none” or “no exceptions”.

10.2                           Specific Performance.  Subject to the provisions of Section 9.3, in the event of any breach or threatened breach of any provision of this Agreement, an aggrieved Party shall have the right, in addition to any other rights existing in its favor under this Agreement, to enforce its rights and to enforce the obligations of the breaching Party by an action or actions for specific performance and/or injunctive or other equitable relief in order to enforce or prevent any actual or threatened violations of the provisions of this Agreement.  The exercise of any such rights shall not require the posting of any bond or other consideration or the proof of any actual damages.

10.3                           Notices.  All notices and other communications relating to this Agreement or any of the other Loan Documents to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or three Business Days after delivery to a nationally recognized overnight courier service (against a signed receipt) or, in the case of telecopy notice, when sent and confirmed as received, addressed to Epix at: 71 Rogers Street, Cambridge, MA 02142-1118, Attention: Chief Financial Officer; with a copy to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: William T. Whelan, Esquire and to Schering at: Muellerstrasse 178, 13353 Berlin, Germany, Attention: Finance Department, with a copy to: Muellerstrasse 178, 13353 Berlin, Germany, Attention: Legal Department, or to such other address as the respective Party or its successors or assigns may subsequently designate by proper notice.

10.4                           No Third Party Beneficiaries.  The Parties do not intend that any other Person shall be a third party beneficiary of this Agreement or that this Agreement shall otherwise inure to the benefit of any third party, including that the Parties intend and agree that no other Person shall have the right to enforce any obligation hereunder.  Without limiting the generality of the foregoing, Loans that are used to make advances or other payments directly to any Person other than Epix shall not in any manner create or be deemed a recognition by Schering of any third party beneficiary status of any such Person.

10.5                           Joint Efforts.  This Agreement and each of the other Loan Documents shall each be construed to be the joint efforts of the Parties and shall not be construed more severely against any one Party.

10.6                           Governing Law.  This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent otherwise expressly provided in any other Loan Document) without giving effect to the principles of conflicts of laws.

10.7                           Other Provisions.  Epix shall take all actions, including the execution and delivery of all Documents, reasonably requested by Schering with respect to the transactions contemplated hereby.  Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.  This Agreement shall be binding upon and inure to the benefit of Epix and Schering and shall not be assignable without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed (except that Schering may assign this Agreement to an Affiliate without Epix’s consent and except as permitted under Section 6.2), except that no assignments hereof shall relieve any assigning Party of its obligations hereunder and any such assigning Party shall continue to be a primary obligor as fully as if such assignment had not occurred.  Any purported assignment not made in accordance with the terms hereof shall be void.  This Agreement may be executed by fax and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Subject to Section 7.4 hereof, any provision of this Agreement, the Research Agreement and/or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Research Agreement and/or such other Loan Documents, as applicable, or affecting the validity or enforceability of such provision in any other jurisdiction and each provision which is not wholly unenforceable shall be enforced to the maximum extent permitted by law.  The table of contents, headings and schedule of defined terms preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.  The phrase “amended, supplemented, restated or otherwise modified” and other reasonably similar phrases include any change by way of waiver and includes extensions, renewals, refinancings and replacements.  The terms “default”, “default under any Document” and similar terms includes any breach of any Document and any noncompliance with, and any failure to observe, the terms of any Document.  Any brokerage, commission or finder’s fee payable in connection with the Loans and the transactions contemplated hereby is payable by the Party incurring same and such Party incurring same shall indemnify the other Party in respect of same.

10.8                           No Agency Relationship.  The Parties agree that neither Party is in any respect the agent of the other Party for any purpose of any kind or nature whatsoever.

10.9                           Further Acknowledgments and Agreements of Epix and Schering.  Epix and Schering acknowledge and agree that they (i) have independently reviewed and approved the provisions of this Agreement, including the Exhibits attached hereto and any and all other Documents as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement and have executed the other Transaction Documents executed by them voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.  Epix acknowledges and agrees that, to the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transactions and the basis for the transactions contemplated by this Agreement or any other Transaction Documents and/or have chosen not to so review and investigate (in which case, Epix acknowledges and agrees that it has knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including the risks and benefits of the various waivers of rights contained in this Agreement (including the waiver of the right to a jury trial).

[Signature Lines are on the Next Page]

IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper officers and sealed with their seal the day and year first above written.

(Corporate Seal)		EPIX MEDICAL, INC.

Attest:

By:		By:
Name:		Name:
Title:		Title:

SCHERING AKTIENGESELLSCHAFT

By:		By:
Name:	Prof. Dr. Günter Stock	Name: Prof. Dr. Björn Wallmark
Title:	Member of the Vorstand	Title: Head of Corporate Research

STATE OF	)
), SS:
COUNTY OF	)

BE IT REMEMBERED, that on this        day of May, 2003, before me the subscriber, a Notary Public of the State of                          , personally appeared,                      , the                           of EPIX MEDICAL, INC., a Delaware corporation, who, I am satisfied, is the person who executed the within instrument as the                    of said company, and he acknowledged that he signed, sealed with the proper corporate seal and delivered the same as such officer, that the within instrument is the voluntary act and deed of said company made by virtue of authority of its board of directors, and that he received a true copy of the within instrument on behalf of said company.

Notary Public to the Commonwealth of Massachusetts
[Seal]

EXHIBIT A

See Exhibit 10.2 to this 8-K/A

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EXHIBIT B

PROMISSORY NOTE

Maximum Principal Balance of	Date: May 26, 2003
US$15,000,000.00	Cambridge, Massachusetts

This Promissory Note (“Note”) is executed and delivered under and pursuant to the terms of that certain Loan Agreement dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and between EPIX MEDICAL, INC., a Delaware corporation with a place of business at 71 Rogers Street, Cambridge, Massachusetts (“Borrower”), and SCHERING AKTIENGESELLSCHAFT, a German corporation (“Lender”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender, at the office of Lender located at Muellerstrasse 178, 13353 Berlin, Germany, Attention: Finance Department or at such other place as Lender may from time to time designate to Borrower in writing:

(i)                                     the principal sum of FIFTEEN MILLION AND 00/100 (US$15,000,000.00) DOLLARS in currency of the United States of America, or, such lesser amount as shall then equal the aggregate unpaid principal balance of the Loans as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)                                  interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Interest Rate in accordance with the provisions of the Loan Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Note is the Note referred to in the Loan Agreement and is secured by the liens granted pursuant to the Security Agreement, is entitled to the benefits of the Loan Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained.  This Note may be prepaid in whole or in part at any time without premium or penalty.

This Note may be assigned only in accordance with the Loan Agreement.  This Note is not negotiable by Lender except to an Affiliate.

If an Event of Default under Section 7.10 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable

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attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without a notice period, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

EPIX MEDICAL, INC.,
Borrower

By:
Name:
Title:

STATE OF )
SS.:
COUNTY OF )

On the              day of                       , 2003, before me personally came                         , to me known, who being by me duly sworn, did depose and say that he/she is the                                   of Epix Medical, Inc., the Borrower described in and which executed the foregoing instrument; and that he/she signed his/her name thereto as the act and deed of such corporation by order of the board of directors of said corporation.

Notary Public

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EXHIBIT C

Final Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, supplemented, restated or otherwise modified, the “Security Agreement”) is entered into as of May 26, 2003, between EPIX MEDICAL, INC., a Delaware corporation, with its principal offices in Cambridge, Massachusetts (the “Debtor”), and SCHERING AKTIENGESELLSCHAFT, a German corporation having its principal offices at 13342 Berlin, Germany (the “Secured Party “).

WHEREAS, on and as of the date hereof, the Debtor and Secured Party have executed and delivered a certain Loan Agreement providing for a maximum principal amount of loans of Fifteen Million Dollars ($15,000,000); such Loan Agreement, and any and all amendments, modifications, extensions, restatements, renewals, refinancings and/or replacements thereof from time to time is hereinafter referred to as the “Loan Agreement”; and the Debtor has executed and delivered to Secured Party a certain Non-Negotiable Note (“Note”) with a maximum principal amount of Fifteen Million Dollars ($15,000,000) (such note, and any and all amendments, modifications, extensions, restatements, renewals, refinancings and/or replacements thereof from time to time being herein referred to as the “Note”);

WHEREAS, the indebtedness evidenced by the Note is secured as hereinafter provided; and

WHEREAS, Debtor, in consideration of and in order to induce Secured Party, from time to time and in accordance with and subject to the provisions set forth in the Loan Agreement, to make advances aggregating to a maximum principal amount of Fifteen Million Dollars ($15,000,000), has determined that it is in the best interest of Debtor to execute, deliver and perform this Security Agreement;

NOW, THEREFORE, for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Debtor and the Secured Party hereby agree as follows:

1.                                       Definitions.  As used in this Security Agreement, and in addition to terms defined elsewhere in this Security Agreement, the following terms have the following meanings:

“Event of Default”  shall mean (a) a breach or default by Debtor under this Security Agreement or (b) an Event of Default as defined in the Loan Agreement.

“Proceeds” has the meaning assigned to it under the Uniform Commercial Code provided that Proceeds shall also be deemed to include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Secured Assets, and (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Secured Assets by any Governmental Authority (or any Person acting under color of Governmental Authority), provided further that with respect to

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whatever is collected on, or distributed on account of Secured Assets, Proceeds shall mean exclusively any and all royalties from time to time paid or payable under or in connection with any of the Secured Assets after the date hereof.

“relating to” means “arising out of, in connection with or otherwise relating to”, and “relates to” and “related to” each has a substantially similar meaning.

“Secured Assets” shall mean and include (i) all of the Debtor’s right, title and interest in and to (a) any and all letters patent, or other patents, whether issued in the United States or any other country, and the inventions described and claimed therein relating to magnetic resonance imaging (“MRI”), including but not limited to those  set forth on Schedule 1 attached hereto, whether in good standing or expired, whether now existing or hereinafter arising or created, and whether owned by Debtor singly or jointly with another Person (including but not limited to the “Joint Patents” as that term is defined in the Research Agreement (defined below)) or employed by Debtor pursuant to license or other grant (hereinafter referred to collectively as the “Patents”); (b) all applications for Patents and any Patent which may be issued upon any of said applications and any future patent applications of Debtor and all applications for re-instatement of any expired Patents (hereinafter referred to collectively as the “Applications”); (c) any reissue, extension, division or continuation of the Patents or the Applications (such reissues, extensions, divisions and continuations being herein referred to collectively as the “Reissued Patents”); (d) all future royalties or other fees paid or payment or payments made or to be made to the Debtor in respect of the Patents (the “Royalties”); and (ii) Proceeds of any and all of the foregoing (the Patents, Applications, Reissued Patents and Royalties and Proceeds being herein referred to collectively as the “Patent Rights”); (iii) all rights, interests, claims and demands that the Debtor has or may have in existing and future profits and damages for past and future infringements of the Patent Rights (such rights, interests, claims and demands being herein called the “Claims”) (the Patent Rights and Claims collectively referred to as the “Patent Collateral”); (iv) all license and other agreements pursuant to which such Patent Rights were acquired; (v) all other intangible assets, including know-how, of every kind and description (including rights under any license agreement pursuant to which such know-how was granted), now owned or hereafter acquired by the Debtor, and whether now existing or hereafter arising, relating to any products involving MRI, and (vi) all books and records relating to the assets described in clauses (i), (ii), (iii), (iv) and (v), whether in writing or electronic form.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware.

2.                                       Definitions Incorporated.  All capitalized terms used herein, unless otherwise specifically defined, shall have the meaning ascribed to such terms in the Loan Agreement, in the Note or in the Collaborative Research Agreement by and between the Debtor and the Secured Party, dated as of May 26, 2003, as thereafter amended, supplemented, restated or otherwise modified from time to time (the “Research Agreement”).  It is agreed that in connection therewith, the Parties shall look first to the Loan Agreement, then to the Note and then to the Research Agreement.  In the event of any conflict or inconsistency between the terms of the Loan Agreement, the Note, the Research Agreement and this Security Agreement, the Loan Agreement shall prevail.

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3.                                       Security Interest.  The Debtor hereby grants to the Secured Party a security interest in all of the Debtor’s right, title and interest in and to the Secured Assets to secure (i) the prompt and complete payment when due of all principal of and interest heretofore or hereafter owing or outstanding under the Loan Agreement and/or the Note, (ii) the prompt and complete payment when due by the Debtor of all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Secured Party in the collection of amounts due under and/or in enforcing its rights under the Loan Agreement, the Note and/or this Security Agreement and (iii) the prompt and complete performance when due by the Debtor of all its obligations under the Loan Agreement, the Note and/or this Security Agreement (the obligations listed in (i), (ii) and (iii) being referred to collectively herein as the “Obligations”).

4.                                       Debtor Remains Liable.  Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under all contracts and agreements of every kind and nature whatsoever (“contracts and agreements” or “contracts or agreements”) included in the Secured Assets to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Secured Assets, and (iii) unless the Secured Party in its exercise of  any rights or remedies expressly assumes by written agreement any of the contracts or agreements, the Secured Party shall not have any obligation or other Liability under the contracts and agreements included in the Secured Assets including without limitation to be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.                                       Records.  Debtor will at all times keep accurate and complete records of all items included in the Secured Assets, and the Secured Party shall have the right at all reasonable times, following reasonable advance notice without material disruption to the business of the Debtor, to examine and inspect the same and to make copies thereof.

6.                                       Representations, Warranties and Covenants of the Debtor.  With respect to the Secured Assets, Debtor hereby represents, warrants and covenants to the Secured Party as follows:

(i)                                     (A)                              Debtor is the sole owner of the Secured Assets, except for the assets listed in Schedule 6(i) attached hereto.  No Subsidiary or Affiliate of Debtor owns or will own any Patent Rights rights under contracts or agreements or other rights or assets of any kind or nature relating to MRI.

(B)        The Secured Assets listed in Schedule 6(i) hereof are licensed to Debtor and pursuant to the license agreements identified on that Schedule, true and complete copies of which license agreements have previously been provided to Lender.  Debtor is in material compliance with all of each such license agreement, and each such license agreement is in full force and effect, enforceable in accordance with its terms, and has not been varied, amended or modified in any manner.

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(ii)                                  Until all principal and interest which may be outstanding under the Loan Agreement is indefeasibly paid in full, Debtor will have such rights of ownership or other rights to each item of the Secured Assets as Debtor has on and as of the date hereof; the same will be used solely in connection with the Debtor’s business; all of the Secured Assets are free and clear of all Liens, including any security interests or collateral interests of any other party.

(iii)                               Debtor hereby authorizes Secured Party to file all financing statements and amendments and supplements thereto, if any, including continuation statements with respect to the Secured Assets reasonably necessary in the judgment of the Secured Party to perfect the security interest in the Secured Assets granted hereby.  At the written request of the Secured Party, Debtor will attend to the filing of any and all continuation statements, as may be reasonably requested by the Secured Party in order to continue the perfection of the security interests of the Secured Party hereunder.

(iv)                              Debtor shall, from time to time as requested by the Secured Party, take such action, including without limitation to execute and deliver to the Secured Party all such instruments, assignments, supplements, further assurances and security or other agreements, as may be reasonably required or reasonably requested by the Secured Party in order to perfect and continue the Secured Party’s security interest in the Secured Assets hereunder and to provide the Secured Party with the full benefits contemplated by this Agreement.

(v)                                 Debtor agrees to pay, and to hold the Secured Party harmless from, any and all Liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) except those caused by the willful misconduct or gross negligence of the Secured Party (1) with respect to, or resulting from, any delay in paying, any and all withholding or other taxes which may be payable or determined to be payable with respect to any of the Secured Assets, and (2) in connection with any of the transactions contemplated by this Security Agreement.

(vi)                              Debtor will not create, incur or permit to exist, and it will defend the Secured Assets against, and it will take such other action as is necessary, or reasonably requested by the Secured Party, to promptly remove, any Lien or claim on or to the Secured Assets, other than the liens created hereby, and, subject to the terms of any agreements relating to licensed Secured Assets, it will defend the right, title and interest of the Secured Party in and to any of the Secured Assets against the claims and demands of all persons whomsoever.

(vii)                           Debtor will not sell or otherwise transfer in any manner whatsoever any of the Secured Assets, except upon the advance written consent of the Secured Party or as otherwise permitted under the Loan Agreement.

(viii)                        Debtor has the power to execute and deliver this Security Agreement and to perform its obligations hereunder and has taken all necessary action and has received all required consents (private and governmental) to authorize such execution, delivery and performance, and this Security Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against it in accordance with its terms.  Furthermore, the execution, delivery and performance of this Security Agreement by Debtor does not and will not violate any material Law applicable to Debtor in connection with the transactions contemplated hereby.

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(ix)                                The execution, performance and delivery of this Security Agreement does not violate or conflict in any material respect with the terms or provisions of, or the Debtor’s performance under, any contract or agreement by or to which the Debtor is a party, bound or subject.

(x)                                   Debtor is not in material default under any contract or agreement by or to which the Debtor is now or hereafter a party, bound or subject that is part of the Secured Assets.  Debtor will perform and comply in all material respects with all obligations under all provisions of any Document filed by Debtor with the Securities and Exchange Commission to which Debtor is a party or by which it or any of its assets is bound that relates to the Secured Assets, after giving effect to any applicable grace periods thereto.

(xi)                                Debtor does not transact and has not transacted within the past five (5) years, any part of its business under any trade names, division names, assumed names or other names.

(xii)                             Debtor is a Delaware corporation whose chief executive office is located at Cambridge, Massachusetts.

(xiii)                          (a) Debtor is the true and lawful exclusive owner of the Patent Rights set forth on Schedule 1 hereto; (b) the Patent Collateral is valid and enforceable; (c) Debtor has no notice of any suits or actions commenced or threatened against it, or notice of claims asserted or threatened against it, with reference to the Patent Rights and the interests granted herein; and (d) the Patent Rights and all interests granted herein are so granted free from all liens, charges, claims, options, licenses, pledges and encumbrances of every kind and character, except for licenses granted by Debtor set forth on Schedule 6(xiii) hereto.

(xiv)                         (a) until all of the Obligations have been satisfied in full, Debtor will not enter into any agreement, including without limitation, license agreements, which are inconsistent with Debtor’s obligations under this Security Agreement; and (b) if Debtor acquires rights to any new Patent Collateral, the provisions of this Security Agreement shall automatically apply thereto and Debtor shall give the Lender prompt written notice thereof along with an amended Schedule 1.

Notwithstanding anything to the contrary contained herein, including, without limitation, the provisions of clauses (i), (v) and (vi) of this Section 6, Debtor may, prior to the occurrence of an Event of Default, without the consent of the Secured Party, grant licenses to or under the Secured Assets that are consistent with any existing or future license granted by the Debtor to the Secured Party or any of its affiliates, and any payments received by Debtor in connection with the grant of any such license (whether in the form of license fees, upfront payments, milestone payments, royalties or otherwise) shall not be considered Proceeds covered by the security interest granted to the Secured Party hereunder; provided that, all Proceeds from the grant of any such license that are received by the Debtor or which the Debtor is entitled to receive subsequent to the occurrence of an Event of Default shall be considered Proceeds covered by the security interest granted to the Secured Party hereunder.

5

7.                                       Maintenance of Patent and Prosecution of Patent Application.

(a)                                  Debtor shall, at its own expense, diligently maintain all Patents and diligently file and prosecute all Applications relating to the inventions described and claimed in the Patent Collateral in the United States Patent and Trademark Office, and shall pay or cause to be paid in their customary fashion all fees and disbursements in connection therewith, and shall not abandon any such Application prior to the exhaustion of all administrative and judicial remedies or disclaim or dedicate any Patent without the prior written consent of the Lender.  Debtor shall not abandon any Patent Collateral without the prior written consent of the Lender, which shall not be unreasonably withheld.

(b)                                 Any and all fees, costs and expenses, including reasonable attorneys’ fees and expenses incurred by the Lender in connection with the preparation, modification, enforcement or termination of this Security Agreement and all other documents relating hereto and the consummation of this transaction, the filing and recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or costs otherwise incurred in defending or prosecuting any actions or proceedings arising out of or related to the Patent Collateral shall be paid by Debtor on demand by the Lender.

(c)                                  Debtor shall have the right to bring suit in the name of Debtor to enforce the Patent Collateral, in which case the Lender may, at the Lender’s sole option, be joined as a nominal party to such suit if the Lender shall be satisfied that such joinder is necessary and advisable and that the Lender is not thereby incurring any risk of liability by such joinder.  Debtor shall promptly, upon demand, reimburse and indemnify, defend and hold harmless the Lender for all damages, costs and expenses, including reasonable attorneys’ fees, incurred by the Lender pursuant to this paragraph and all other actions and conduct of Debtor with respect to the Patent Rights.

8.                                       Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Secured Assets and shall not impose any duty of any kind or nature upon it to exercise any such powers.  Secured Party shall have no obligation of any kind or nature to preserve rights against any Person.

9.                                       Default Remedies.

(a)                                  Except as expressly and unambiguously set forth herein, this Security Agreement shall be deemed absolute and without conditions.  Upon an Event of Default, the Secured Party may enforce its rights with respect to the Secured Assets without first being required to attempt collection of any sums due from the Debtor.  If an Event of Default shall occur, the Secured Party shall have the following rights:

(i)                                     to perform any defaulted covenant or agreement of this Security Agreement, the Loan Agreement and the Research Agreement to such extent as the Secured Party shall reasonably determine and advance such monies as it shall deem reasonably advisable for the aforesaid purpose and all monies so advanced, together with

6

interest thereon from the date advanced until paid at a rate per annum equal to the rate then in effect on the Note, shall be secured hereby and shall be repaid promptly after notice of the amount due without demand; provided, however, that nothing herein contained shall be construed to require the Secured Party to advance money for any of the aforesaid purposes;

(ii)                                  to notify all account debtors, to the extent permitted by applicable Law, to pay directly to the Secured Party or otherwise as the Secured Party may specify all amounts it owes then or thereafter to Debtor until such time as the Secured Party has received all amounts to which it is entitled under the Note and this Security Agreement;

(iii)                               to take control of any and all proceeds to which the Secured Party may be entitled under this Security Agreement, the Loan Agreement, the Note, or under any applicable laws;

(iv)                              without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), to take immediate possession of the Secured Assets, and, with or without taking possession of the Secured Assets, to sell, lease, collect, receive, appropriate, realize upon or otherwise dispose of in any manner whatsoever (or contract to do so), any or all of the Secured Assets or any part thereof, at one or more times, either at public or private sale, upon commercially reasonable terms and in accordance with the UCC, and the Secured Party may become the purchaser thereof at any one or more public sale or sales and, to the extent permitted by Law, upon any one or more private sale or sales, free of any right or equity of redemption in Debtor, such right or equity being hereby released; provided that, any sale may be adjourned at any time and from time to time to a reasonably specified time and place by announcement at the time and place of sale or by publication or otherwise of the time and place of such adjourned sale; provided further that, the proceeds of any sale shall be applied (1) first to the expenses of taking, holding and preparing for sale or disposition, and sale or disposition and the like (including reasonable attorneys’ fees), (2) next to the interest due under the Loan Agreement and/or the Note, (3) next to the principal due under Loan Agreement and/or the Note and the other amounts secured under clauses (i) and (ii) of Section 3 hereof, (4) next to all other amounts secured under Section 3 hereof, (5) next to the holder of any subordinate security interest therein if written notification of demand therefor is received and verified by the Debtor before distribution of the proceeds (or, if there is a dispute with respect thereto, the Secured Party can deposit such amount with a court or an appropriate third party) and (6) lastly, any surplus to Debtor and Debtor shall remain liable for any deficiency if the proceeds of any sales or other dispositions of the Secured Assets are insufficient to pay all amounts to which Secured Party is entitled, Debtor also being liable for the reasonable fees and expenses of any attorneys employed by Secured Party to collect such deficiency; and provided that, any such sale or sales, public or private, may be made on credit at the sole discretion of the Secured Party;

7

(v)                                 to take immediate possession of the Secured Assets and to use or operate the Secured Assets in order to preserve the same or their value, and collect, receive and use all of the net profits from such use or operation to pay indebtedness secured by such Secured Assets; provided that, any continuing royalties or other similar amounts derived from the commercial sale of any products developed from the Secured Assets under the Research Agreement (as opposed to the sale of any products deriving from intellectual property that may be developed by the Secured Party) shall be allocated between the parties in accordance with Section 7.4.1 of the Research Agreement; provided further that, any sale or license by the Secured Party of any intellectual property included in the Secured Assets to any third party shall be deemed to be solely for the account of the Secured Party and not in any manner or portion for the account of Debtor or distributable to Debtor under and pursuant to the terms of the Research Agreement;

(vi)                              to require Debtor, to the extent practicable, to assemble the Secured Assets and make them available to the Secured Party at such locations as the Secured Party shall reasonably designate;

(vii)                           to enter all of the Debtor’s facilities to remove the Secured Assets therefrom and take possession of the appropriate portions of the Debtor’s books and records and computer hardware and software, and to use all of the same in a manner the Secured Party deems appropriate in order to preserve and sell or otherwise dispose of the Secured Assets;

(viii)                        to (without assuming any obligations or liability or any kind or nature thereunder), at any time and from time to time, enforce against any licensee or sublicensee all rights and remedies of the Debtor in, to and under any patent, know-how and/or other licenses included in the Secured Assets and, in the exercise of commercial reasonableness, take or refrain from taking any action under any such licenses, and the Debtor hereby releases the Secured Party free and harmless from and against any claims arising out of any lawful action so taken or omitted to be taken under applicable law with respect thereto;

(ix)                                to proceed to protect and enforce its rights under the Loan Agreement, the Note and this Security Agreement by a suit or suits in equity or at law, whether for specific performance or observance of any terms, provisions, covenants or conditions herein or therein contained in aid of the execution of any power therein or herein granted, for any foreclosure hereunder or thereunder, or for the enforcement of any other proper legal or equitable remedy;

(x)                                   to exercise any such additional and/or different rights or remedies as are provided for in the Loan Agreement and/or the Note; and

(xi)                                to act as true and lawful attorney-in-fact of the Debtor, with full power of substitution, with full irrevocable power and authority in the place and stead of the Debtor, in the name of the Debtor, or in its own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action, including,

8

without limitation, to execute, deliver, record and file any and all Documents which may be reasonably necessary or desirable to accomplish the purposes of this Security Agreement.

(b)                                 The Secured Party shall, in addition, have any and all other rights and remedies provided by law or equity, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.  All of the Secured Party’s rights and remedies will be cumulative, and no waiver of any default will affect any other subsequent default.  The rights and remedies provided in this Security Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order, without any marshalling, as the Secured Party shall determine.  Debtor expressly acknowledges that the Secured Party is not obligated to first foreclose its security interest in the Joint Patents, the decision as to the order in which the Secured Assets are to be addressed hereunder being in Lender’s sole and absolute discretion.  To the extent permitted by applicable Law, Debtor waives all claims, damages and demands against Secured Party arising out of the repossession, retention, sale or other disposition of the Secured Assets.  Nothing herein contained shall be construed as preventing the Secured Party from taking all reasonable and lawful actions to protect its interest in the event that liquidation, insolvency, bankruptcy, reorganization or foreclosure proceedings of any nature whatsoever affecting the property or assets of Debtor are voluntarily or involuntarily instituted.  The Secured Party’s sole duty with respect to the Secured Assets, including, without limitation the custody, safekeeping and physical preservation of the Secured Assets shall be those duties which are imposed by the Uniform Commercial Code and cannot, by contract, be waived or otherwise eliminated.  Neither the Secured Party, nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Secured Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Secured Assets upon the request of the Debtor or otherwise.

(c)                                  (i)   The Debtor expressly acknowledges that the Secured Party may record evidence of this Security Agreement  and the security interest created hereby with the appropriate government filing/recording office(s) in such countries as the Secured Party desires in its sole discretion, whether by filing or recording a Patent Collateral Assignment in the form of Exhibit A attached hereto or with such other forms as may be customary, necessary and appropriate for similar use in a particular country. The Debtor agrees to execute and deliver promptly all such forms presented to it by the Secured Party.

(ii)   Contemporaneously herewith, the Debtor shall execute and deliver to the Secured Party a Patent Assignment in the form attached hereto as Exhibit B (and such other forms as may be customary, necessary and appropriate for similar use in a particular country other than the United States of America that the Secured Party may present to the Debtor in the future) permanently assigning all Debtor’s rights in the Patent Collateral to the Secured Party.  Such assignment document(s) shall be held by the Secured Party in escrow until the occurrence of an Event of Default hereunder or under the Loan Documents. After such occurrence, in addition to all other rights and remedies of the Secured Party set forth herein, the Secured Party may, at its sole option, record such escrowed documents with the United States Patent and

9

Trademark Office and with the appropriate government filing/recording office(s) in such other countries as the Secured Party desires in its sole discretion.

10.                                 General Provisions.

(a)                                  This Security Agreement and the security interests of the Secured Party in the Secured Assets created hereby shall cease and terminate only upon final indefeasible repayment in full of the principal and any accrued interest under and pursuant to the Loan Agreement.

(b)                                 Debtor hereby waives all demands, notices, presentments, claims, defenses and protests of any kind, except (if any) as expressly and unambiguously provided herein and unless not permitted by applicable law.

(c)                                  This Security Agreement shall be construed to be a contract made under and pursuant to the laws of the State of New York, and all of the terms, covenants and conditions contained herein shall be governed by and construed in accordance with such laws, without giving effect to the conflict of laws principles contained in such laws.

(d)                                 This Security Agreement, all supplements hereto and all amendments hereof, shall inure to the benefit of and be binding upon the Debtor, the Secured Party, and their respective successors and assigns, but this Security Agreement may not be assigned by Debtor or the Secured Party without the advance written consent of the other party; provided, however, that the Secured Party may assign this Security Agreement to an Affiliate without the Debtor’s advance consent.

(e)                                  No course of dealing between the Debtor and the Secured Party or any delay on the part of the Secured Party in exercising any rights hereunder shall affect the rights of the Secured Party, on any future occasion, to insist on strict compliance with the terms hereof or to exercise any available remedy.  All consents and waivers shall be in writing.  No waiver by either party of any term, provision, covenant or condition contained in this Security Agreement, or of any breach of any such term, provision, covenant or condition, shall constitute a waiver by that party of any subsequent breach or justify or authorize the non-observance by the other party on any other occasion of such term, provision, covenant or condition contained in this Security Agreement.

(f)                                    Subject to the provisions of Section 7.4 of the Loan Agreement, the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of any other term or condition hereof or of this Security Agreement as a whole and each such term or condition which is enforceable in part but not enforceable in whole shall be enforced to the maximum extent permitted by applicable law.

(g)                                 Titles of Sections and Subsections are for convenience only, and shall not modify rights and obligations created hereby.  All references herein to Sections or Subsections shall refer to the corresponding Sections or Subsections of this Security Agreement unless specific reference is made to Sections or Subsections of another document.  Use of the words “hereby”, “herein”, “hereto”, “hereof”, “hereunder” and similar words shall be deemed to refer to this

10

Security Agreement in its entirety and not merely to the Sections or Subsections wherein any such word may appear unless otherwise specifically herein provided to the contrary.  No one Party shall be deemed or construed as the drafter of this Security Agreement, and this Security Agreement shall not be construed more severely against any Party.

(h)                                 All of the terms, covenants and conditions contained in this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Debtor’s obligations hereunder may not be delegated to any other person without the prior consent of Secured Party and any such attempted delegation without such consent shall be void.

(i)                                      DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY.

(j)                                      No remedy herein conferred upon the Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy provided hereunder or now or hereafter existing at law or in equity.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

11

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed at the time first above written by their officers thereunto duly authorized.

SCHERING AKTIENGESELLSCHAFT
(“SECURED PARTY”)

Name: Prof. Dr. Günter Stock
Title: Member of the Vorstand

Name: Prof. Dr. Björn Wallmark
Title: Head of Corporate Research

EPIX MEDICAL, INC.
(“DEBTOR”)

Name:
Title:

Schedule 1	Certain Patents and Patent Applications
Schedule 6(i)	Secured Assets that are licensed to Debtor
Schedule 6(xiii)	License in the Secured Assets granted by Debtor
Exhibit A	Form of Patent Collateral Assignment
Exhibit B	Form of U.S. Patent Assignment

12

STATE OF	)
), SS:
COUNTY OF	)

BE IT REMEMBERED, that on this            day of May, 2003, before me the subscriber, a Notary Public of the State of                             , personally appeared,                          , the                           of EPIX MEDICAL, INC., a Delaware corporation, who, I am satisfied, is the person who executed the within instrument as the                      of said company, and he acknowledged that he signed, sealed with the proper corporate seal and delivered the same as such officer, that the within instrument is the voluntary act and deed of said company made by virtue of authority of its board of directors, and that he received a true copy of the within instrument on behalf of said company.

Notary Public to the Commonwealth of Massachusetts
[Seal]

13

Schedule 1
Secured Assets

The following patent families constitute existing utility applications assigned to EPIX or in the case of the MET-1 patent family exclusively licensed from The General Hospital Corporation of Boston, Massachusetts (Agreement of March 24, 1992 amended July 10, 1995).  MET-9 is assigned to Dyax and EPIX with EPIX having exclusive rights to MRI applications (Agreement of June 20, 1997 amended March 17, 2003).

MET-1	US	[*****]
	US-CIP	[*****]
	PCT	[*****]
	EPO	[*****]
	CANADA	[*****]
	HONG KONG	[*****]
	LATVIA	[*****]
	SINGAPORE	[*****]

MET-3	US	[*****]
	PCT	[*****]

MET-4	PCT	[*****]
	AUSTRALIA	[*****]
	ISRAEL	[*****]
	NEW ZEALAND	[*****]
	SINGAPORE	[*****]
	SOUTH AFRICA	[*****]
	SWAZILAND	[*****]
	TAIWAN	[*****]

MET-5	US CON Publication	[*****]
	PCT	[*****]
	EPO	[*****]
	AUSTRALIA	[*****]
	CHINA	[*****]
	ISRAEL	[*****]
	NEW ZEALAND	[*****]
	SINGAPORE	[*****]

MET-6	US	[*****]
	PCT	[*****]
	AUSTRALIA	[*****]
	NEW ZEALAND	[*****]

MET-7	AUSTRALIA	[*****]

14

	EPO	[*****]
	NEW ZEALAND	[*****]

MET-8	US	[*****]
	PCT	[*****]

MET-9	US Application	[*****]
	PCT	[*****]

MET-10	US	[*****]
	PCT	[*****]

MET-11	PCT	[*****]

MET-12	US	[*****]
	PCT	[*****]
MET-14	PCT	[*****]

MET-15	PCT	[*****]

MET-16	US Publication	[*****]
	PCT	[*****]

15

Schedule 6(i)

Collateral not Owned

EPIX’ MET-1 family of world patents listed below is exclusively licensed from The General Hospital Corporation of Boston, Massachusetts (Agreement of March 24, 1992 amended July 10, 1995).  There are EPO divisional and Japanese applications being prosecuted by EPIX.

MET-1 Patents
US	[*****]
US-CIP	[*****]
PCT	[*****]
EPO	[*****]
CANADA	[*****]
HONG KONG	[*****]
LATVIA	[*****]
SINGAPORE	[*****]

16

Schedule 6 (xiii)

Licenses Granted by Debtor

Strategic Collaboration Agreement dated June 9, 2000 with Schering AG

Amendment No. 1 to Strategic Collaboration Agreement dated December 22, 2000 with Schering AG

Worldwide License Agreement dated September 25, 2001 with Bracco Imaging SPA

Amended and Restated Strategic Collaboration Agreement dated June 9, 2000 with Tyco/Mallinckrodt Inc

Development and License Agreement dated March 29, 1996, as amended October October 4, 1999 with Daiichi Radioisotope Laboratories, Ltd

Reacquisition Agreement dated December 22, 2000 with Daiichi Radioisotope Laboratories, Ltd

17

EXHIBIT A

PATENT COLLATERAL ASSIGNMENT

This Agreement is made on the           day of             , 2003 between EPIX MEDICAL, INC. a Delaware corporation having a mailing address at                                 , Cambridge, Massachusetts (“Assignor”) and SCHERING AKTIENGESELLSCHAFT, a German corporation having a mailing address at 13342 Berlin, Germany (“Lender”).

BACKGROUND

Assignor has executed and delivered its promissory note to the Lender pursuant to a certain Loan Agreement of even date herewith between Assignor and the Lender (as amended from time to time, the “Loan Agreement”).  In order to induce the Lender to execute and deliver the Loan Agreement, Assignor has agreed to collaterally assign to Lender certain patent rights, all as more fully set forth in that certain Security Agreement of even date herewith between Assignor and Lender, a true copy of which is attached hereto as Exhibit A  (the “Security Agreement”).

NOW, THEREFORE, in consideration of the premises, Assignor hereby agrees with Lender as follows:

1.                                       Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or the Security Agreement.

2.                                       To secure the complete and timely satisfaction of all Obligations of Assignor to Lender, Assignor has granted, assigned  and conveyed to Lender, pursuant to the terms and conditions of the Security Agreement, a security interest in Assignor’s entire right, title and interest in and to, among other things, the Patents, Applications, Reissued Patents, Royalties, Claims and Proceeds thereof, including but not limited to those Patents and Applications listed in Schedule 1 attached to the Security Agreement that is attached hereto.

3.                                       Assignor has agreed that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement or patent assignment) which is inconsistent with Assignor’s obligations and covenants under the Security Agreement.

4.                                       Assignor authorizes Lender to modify this Agreement by amending Schedule 1 attached to the Security Agreement that is attached hereto to include any future Patents and Applications.

5.                                       If any Event of Default shall have occurred and be continuing, Assignor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender, as Lender may select in its exclusive discretion, as Assignor’s true and lawful attorney-in-fact, with the power to endorse Assignor’s name on all Applications, documents, papers and instruments necessary for Lender to use the Patents, or to grant or issue any exclusive or nonexclusive license under the Patents to any third person, or necessary for Lender to assign,

18

pledge, convey or otherwise transfer title in or dispose of the Patents to any third person.  Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall be irrevocable for the life of this Agreement.

WITNESS the execution hereof under seal as of the day and year first above written.

ATTEST:	ASSIGNOR:

EPIX MEDICAL, INC.

By

LENDER:

SCHERING AKTIENGESELLSCHAFT

By

By

CERTIFICATE OF ACKNOWLEDGEMENT

COMMONWEALTH OR STATE OF	:
	:	ss
COUNTY OF	:

Before me, the undersigned, a Notary Public in and for the country aforesaid, on this             day of                  , 20       , personally appeared                               to me known personally, and who, being by me duly sworn, deposes and says that he/she is the                         of                              , and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said                          acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
My commission expires:

19

Exhibit B

PATENT ASSIGNMENT

WHEREAS,  EPIX MEDICAL, INC., having a place of business at 71 Rogers Street, Cambridge, Massachusetts (the “Grantor”) is the owner of the entire right, title and interest in and to the United States patents and patent applications listed on Schedule A attached hereto and made a part hereof, the inventions described therein and all rights associated therewith (collectively, the “U.S. Patent Collateral”), which are registered in the United States Patent and Trademark Office or which are the subject of pending applications in the United States Patent and Trademark Office; and

WHEREAS, SCHERING AKTIENGESELLSCHAFT, having a place of business at 13342 Berlin, Germany (the “Grantee”), is desirous of acquiring said Patent Collateral;

WHEREAS, pursuant to those certain Loan Agreement of even date herewith and Security Agreement of even date herewith, each between Grantor and Grantee, the Grantee has a security interest in the assets of the Grantor adequate to carry on the business of the Grantor with respect to the Patent Collateral; and

WHEREAS, the Security Agreement provides that this Assignment shall become effective upon the occurrence of an Event of Default as defined in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Grantor, its successors and assigns does hereby transfer, assign and set over unto Grantee, its successors, transferees and assigns, all of its present and future right, title and interest in and to the Patent Collateral and all proceeds thereof and all rights and proceeds associated therewith.

IN WITNESS WHEREOF, the undersigned has caused this Patent Assignment to be executed by its duly authorized officer on this 21th day of May, 2003.

ATTEST:	EPIX MEDICAL, INC.

By:
(SEAL)
Print Name:	Print Name:

Title:	Title:

20

STATE OF	)
	)	ss:
COUNTY OF	)

On this, the                   day of May, 2003, before me, a Notary Public, the undersigned officer, personally appeared                                                     , who acknowledged himself/herself to be the                                           of  EPIX MEDICAL, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation pursuant to a resolution of the board of directors of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My commission expires:

21

SCHEDULE A

MET-3	US	[*****]

MET-4	US Application	[*****]

MET-5	US Application	[*****]
	US CON Publication	[*****]

MET-6	US	[*****]

MET-7	US Application	[*****]

MET-8	US Application	[*****]
	US	[*****]

MET-9	US Application	[*****]

MET-10	US	[*****]

MET-11	US Application	[*****]

MET-12	US	[*****]

MET-14a	US Application	[*****]

MET-14b	US Application	[*****]

MET-16	US Publication	[*****]

22

EXHIBIT D

EPIX’ INVESTMENT POLICY and GUIDELINES

POLICY

Cash is a resource that will be invested if not immediately required to fund operations.

PURPOSE

To establish the responsibility, authority and guidelines for the investment of the Company’s surplus cash.  “Surplus cash” is cash in corporate accounts not immediately required to fund operations, debt repayments, working capital, capital investment, or other outstanding near-term financial obligations.

RESPONSIBILITY

The Treasury Department, including the CFO and one other person designated by the CFO, will be responsible for managing and investing the cash for the Company.  The CFO and designee will have the authority to: 1) open accounts with banks, brokerage and other financial institutions; 2) establish safekeeping accounts or other arrangement for the custody of securities; 3) execute documents as necessary; 4) select or change investment managers and be responsible for monitoring and reporting the results of all investment managers to the Board of Directors.

The surplus cash of the Company will be invested in accordance with this policy.  Any exceptions to this policy will require the written approval of the Chief Financial Officer and the Chief Executive Officer.

INVESTMENT OBJECTIVES

The primary objective of the Company’s investment program is safety and preservation of principal which will be achieved by investing in high-quality, diversified portfolios.  These investments will also satisfy the following objectives:

Liquidity of investments sufficient to satisfy the Company’s cash flow requirements.

Maximize the return on invested funds, as compared to industry averages, while adhering to the stated objectives and risk profile.

RISK PROFILE

The Company will attempt to ensure the safety of its invested funds by minimizing interest rate, reinvestment and event risk.

The risk associated with fluctuating interest rates is a change in the market value of investments.  Generally, securities should be purchased with the intention of holding to maturity even though a sale of securities may be necessary to meet capital requirements.

Reinvestment risk results from having to reinvest funds at maturity at rates lower than previously earned. Selecting investments with maturities consistent with the Company’s needs as reflected on the cash flow plan will help to limit this risk.

Event risk impacts the liquidity of a security.  The Company will invest in safe, high quality securities and monitor the portfolio and credit markets to respond to a reduction in the credit rating of any investment issuer, guarantor or depository.  The portfolio will include only marketable securities with active secondary or resale markets to ensure liquidity.

LIQUIDITY and MATURITY

The Company will provide a cash flow projection which will serve as the basis for establishing portfolio maturities.  These projections will be updated quarterly or more frequently, if necessary.

Excess cash is invested with liquidity in mind, and without any loss of principal.  Daily liquidity is essential; restrictions on liquidity are:

At least $1 million must be available each business day until 1:30p.m. Eastern time with no loss of principal.

The remainder of the funds is to be invested, consistent with anticipated cash needs, in securities with maturities no longer than 24 months.  The average maturity of the portfolio may not exceed 12 months.

For securities which have put dates, reset dates, or are traded based on their average maturity, the put date, reset date, or average maturity will be used, instead of the final maturity date, for maturity guideline purposes.

Repositioning of these securities before their maturity, generating small gains or losses, is permitted for managing liquidity requirements only.  Any repositioning of securities causing a gain or loss must be pre-approved by the Chief Financial Officer for fiduciary control purposes.

INVESTMENT RESTRICTIONS

Investments shall be made in the context of the following investment guidelines:

ELIGIBLE INVESTMENTS

1.                                        Direct obligations of the U.S. Treasury, including bills, notes, and bonds.

2.                                      Obligations issued or guaranteed by agencies or instrumentalities of the U.S. government.

3.                                      Bank obligations, including certificates of deposit, bank notes, and bankers acceptances.  Investments in these securities is limited to banks whose long term debt is rated “A” or higher by Moody’s or Standard & Poor’s and short term obligations are rated “A1” or higher by Moody’s or “P1” or higher by Standard & Poor’s.

4.                                         Corporate obligations, including intermediate term notes rated “A” or higher by Moody’s or Standard & Poor’s and Commercial Papers rated “A1” or higher by Moody’s, or “P1” or higher by Standard & Poor’s.

5.                                         Repurchase agreements collateralized at a minimum of 102% with U.S. Treasury securities or other securities rated “AAA” or equivalent that would be permitted by this policy.

6.                                         Money market funds over $1 billion in assets, with an historically constant dollar net asset value, consisting of eligible investments as stated above are appropriate for investing, as long as the fund’s manager has been in business over five years, has name recognition, and has performance that is easily tracked.

7.                                         U.S. and dollar denominated international corporate debt of all types is acceptable as long as the issuer meets credit rating and marketability guidelines.

8.                                         For all eligible investments the coupon and the maturity value must be known for the life of the security at the time of purchase.  Exceptions may be granted on a case by case basis for floating rate notes by the CFO.

CONCENTRATION LIMITS

There is no limit to the percentage of the portfolio which may be maintained in securities issued by the U.S. Treasury or by its agencies and instrumentalities.  However, no single government agency shall comprise more than 30% of the total portfolio.

No one issuer or group of issuers from the same holding company, is to exceed 15% of the portfolio at time of purchase, with the exception of Government securities.  No single industry shall comprise more the 25% of the total portfolio.

U.S. bank and insurance company securities (CDs, commercial papers, BAs, etc.) must not in total exceed 60% of the portfolio.  Holdings of one issuer cannot exceed $1,000,000 or 15% of the total portfolio at the time of purchase.

UNACCEPTABLE INVESTMENTS

No investment will be permitted in common stocks, preferred stocks, options (put or calls,), commodities, foreign securities, futures or mutual funds whose underlying securities are ineligible investments according to this investment policy.

The short sales or margin of securities.

Securities whose structure could cause it to have an interest rate adjustment that could cause the current coupon to be reset to zero for any period.

Securities that are linked to the fluctuation of currencies, non-U.S. interest rates, stock indices, levels of inflation or similar market indicators.

INVESTMENT PERFORMANCE

The company shall review the performance of Merrill Lynch Investment Managers on a quarterly basis.  Merrill Lynch Investment Managers will issue a quarterly investment performance analysis using time weighted measures.  A quarterly meeting will be held with the Chief Financial Officer and her/his designee to review performance figures and any updated liquidity needs.

On a monthly basis, Merrill Lynch Investment Managers will provide Epix Medical, Inc. with the necessary standard and custom reports to satisfy the company’s accounting and informational needs.  These reports will be provided to the company within a reasonable period of time following the close of the company’s fiscal month.

CREDIT QUALITY

Trends for a given company or industry must be reviewed periodically by the Investment officer and adjustments in percentage positions made accordingly.  Should any investment held in the Epix Medical, Inc. portfolio fall short of prescribed guidelines, immediate notification must be made to the individual appointed by the board to oversee fiduciary control.

MARKETABILITY

All securities are to be purchased through investment banking and brokerage firms of high quality and reputation, with a history of making markets for the securities in which we invest.  In the unlikely even that securities must be sold before their maturity, the securities must be easily remarketed.  To accomplish this, the securities must be conventional “products” with strong name recognition.

TRADING GUIDELINES

Normal investing practice is to reinvest the funds on the day a security matures, to minimize lost interest.  A daily transaction log is to be maintained and available for review at any time.  All trading firms must generate a hard copy document for each transaction which is mailed to us on a timely basis, and then matched to the transaction log.  Quarterly summaries of our investment holdings and cash usage are to be made available for board review.

SAFEKEEPING

Assets are to be held in a segregated bank custody account with separate fiduciary account documents executed by the bank.  Assets shall not be held by any investment manager.

FIDUCIARY DISCRETION

The Chief Financial Officer or other individual appointed by the Board and her/his authorized employees are responsible for securing and managing investments and cash for operations.  These individuals have full discretion to invest any excess capital subject to strict adherence to these guidelines.  These guidelines are to be reviewed periodically with the Chief Financial Officer or Chief Executive Officer and revisions made consistent with objectives set forth herein.

Schedule 4.5

Material Contingent Liabilities as of May 14, 2003

Facility Lease as amended May 21, 2002 of 22,950 square feet at 71 Rogers Street and adjacent locations through December 31, 2007, Cambridge, MA

Facility Sublease as amended December 31, 2002 of 13,310 square feet at 161 First Street through October 31, 2003, Cambridge, MA

Various Operating Leases of Office Equipment with an approximate total commitment of $400,000

Strategic Collaboration Agreement dated June 9, 2000 with Schering AG

Amended and Restated License Agreement dated July 10, 1995 with The General Hospital Corporation

Worldwide License Agreement dated September 25, 2001 with Bracco Imaging SPA Amended and Restated Strategic Collaboration Agreement dated June 9, 2000 with Tyco/Mallinckrodt Inc

Reacquisition Agreement dated December 22, 2000 with Daiichi Radioisotope Laboratories, Ltd

SCHEDULE A

Date	Advance/Repayment	Amount